EXHIBIT 3-A
-----------
(Carlyle-XIV)



                               EXHIBIT A


                         AMENDED AND RESTATED
                   AGREEMENT OF LIMITED PARTNERSHIP
                                  OF
              CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIV

     AGREEMENT OF LIMITED PARTNERSHIP, made and entered into by and between CARLYLE-XIV MANAGERS, INC. (an Illinois corporation) and REALTY ASSOCIATES-XIV (an Illinois limited partnership) (the "General Partners"), and JMB INVESTOR SERVICES CORPORATION (an Illinois corporation) and those persons who shall hereafter be admitted as Substituted Limited Partners.


                               ARTICLE I

                   FORMATION OF LIMITED PARTNERSHIP

     The parties hereby enter into a limited partnership under the provisions of the Uniform Limited Partnership Act of the State of Illinois and the rights and liabilities of the Partners shall be as provided in that Act except as herein otherwise expressly provided.


                              ARTICLE II

                                 NAME

     The business of the Partnership shall be conducted under the name of "CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIV" or such other name as the Corporate General Partner shall hereafter designate in writing to the Limited Partners.


                              ARTICLE III

                              DEFINITIONS

     "Acquisition Expenses" means those expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of real property investments by the Partnership, whether or not acquired.

     "Acquisition Fees" means the total of all fees and commissions paid by any person to any person including the Corporate General Partner or its Affiliates in connection with the identification, evaluation, investigation, negotiation, selection, purchase, construction or development of any real property investments by the Partnership (except a development fee paid to a person who is not an Affiliated Person of the General Partners in connection with a Property actually acquired), real estate commissions, selection fees, development fees, non-recurring management fees, a Loan Guarantee Fee or any fee of a similar nature, however designated and however treated for tax or accounting purposes.

     "Additional Limited Partnership Interests" means the Limited
Partnership Interests issued to the Initial Limited Partner and transferred to Assignee Holders pursuant to Section 8.3.

     "Adjusted Capital Account" means, with respect to any calendar quarter and any Limited Partnership Interest, the Capital Investment with respect to such Limited Partnership Interest reduced by any distributions of Sale or Refinancing Proceeds made with respect to such Limited Partnership Interest up to and including any such distributions made with respect to such calendar quarter.

     "Affiliate" or "Affiliated Person" means, when used with reference to a specified person, (i) any person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified person, (ii) any person which is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity, (iii) any person which, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has a substantial beneficial interest in, the specified person or of which the specified person is directly or indirectly the owner of 10% or more of any class of voting securities or in which the specified person has a substantial beneficial interest and (iv) any relative or spouse of the specified person. Affiliate or Affiliated Person of the Partnership or the General Partners does not include a person who is a partner in a partnership with the Partnership or with any other Affiliated Person, which person is not otherwise an Affiliate or Affiliated Person of the Partnership or the General Partners.

     "Agreement" means this Agreement of Limited Partnership, as amended, modified or supplemented from time to time.

     "Assignee Holder" means a Person who has acquired an Additional Limited Partnership Interest from the Initial Limited Partner pursuant to
Section 8.3 and who has not become a Substituted Limited Partner, or a person who has acquired an Additional Limited Partnership Interest by a subsequent assignment by such Assignee Holder.

     "Associate General Partner" means Realty Associates-XIV, so long as it is not exercising the rights of the Corporate General Partner hereunder, or any successor to its interest, or any portion thereof, in the Partnership.

     "Capital Account" means, with respect to any Interest, the aggregate initial Capital Investment with respect to such Interest (1) reduced by (a) any losses allocated with respect to such Interest under Article X and (b) any distributions of Net Cash Receipts or Sale or Refinancing Proceeds with respect to such Interest under Article IX, and (2) increased by (x) any profits allocated with respect to such Interest under Article X and (y) any Capital Investment made with respect to such Interest pursuant to Sections 9.3, 10.2 or 18.4.

     "Capital Investment" means, (i) with respect to any Limited Partnership Interest, $1,000 per each full Limited Partnership Interest, regardless of whether the aggregate amount paid by the purchaser of such Limited Partnership Interest equalled a lesser amount to the extent that a selling commission for such Limited Partnership Interest equalled less than 8% for certain sales, as contemplated by the Prospectus, and (ii) with respect to any General Partnership Interest, the total amount of money contributed to the Partnership by the General Partner holding such Interest (or the predecessor holder of such Interest).

     "Consent" means either the consent given by vote at a meeting called and held in accordance with the provisions of Section 21.1 hereof or the prior written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

     "Corporate General Partner" means Carlyle-XIV Managers, Inc. in its capacity as such or any successor to its interest, or any portion thereof, in the Partnership.

     "Current Capital Account" means, with respect to any calendar year or portion thereof and any Limited Partnership Interest, the average of the Adjusted Capital Accounts with respect to a Limited Partnership Interest for each of the four calendar quarters of such year (or all preceding calendar quarters of such year if a determination is being made prior to the end of the fourth calendar quarter of such year).

     "Front-End Fees" means the fees and expenses paid by any person for any services rendered in connection with the organizational or acquisition phase of the Partnership, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated (except a development fee paid to a person who is not an Affiliate of the General Partners in connection with a Property actually acquired).

     "General Partnership Interest" means the entire interest of the Corporate General Partner or the Associate General Partner in the
Partnership at any particular time. Such Interest includes the right to any and all benefits to which a General Partner may be entitled as provided in this Agreement, together with the obligations of such General Partner to comply with all the terms and provisions of this Agreement.

     "Gross Proceeds of the Offering" means the aggregate of Capital Investments with respect to Limited Partnership Interests received and retained by the Partnership from the offering contemplated by Section 8.3.

     "Holder" or "Holder of Interests" means (i) an Assignee Holder, (ii) a Limited Partner holding any Interests as to which no assignment is then currently recognized, including the Initial Limited Partner, or (iii) an assignee of Interests from a Limited Partner who has been recognized as such pursuant to Section 16.2.

     "Initial Limited Partner" means JMB Investor Services Corporation, an Illinois corporation.

     "Interest" means a General Partnership Interest or a Limited
Partnership Interest.

     "Investment in Properties" means the amount of Gross Proceeds of the Offering actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership, including the purchase of properties, working capital reserves allocable thereto (except that working capital reserves in excess of 5% of Gross Proceeds of the Offering shall not be included), and other cash payments, such as interest, taxes, and other similar items, or which are paid to or for the account of a seller of a property to the Partnership or an Affiliated Person of such seller, and which are paid for from the Gross Proceeds of the Offering to the Limited Partners in connection with the Partnership's acquisition of its interest in a Property, but excluding Front-End Fees.

     "Limited Partners" means any Person who is a Limited Partner, whether the Initial Limited Partner (but only to the extent of its $5,000 Capital Investment with respect to the Interests it holds as to which no assignment is then currently recognized) or a Substituted Limited Partner at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership.

     "Limited Partnership Interest" means the entire interest in the Partnership representing a Capital Investment of $1,000 with respect to such Interest including, in determining the amount of any such Capital Investment the excess, if any, of 8% of such $1,000 over the selling commission actually paid as a result of any discount as provided in the Prospectus. Reference to a majority or specified percentage in interest of the Limited Partners means Limited Partners whose combined Capital Investments constitute over 50% or such specified percentage, respectively, of the Capital Investments with respect to all Limited Partnership Interests. Such Interest includes the right to any and all benefits to which a Limited Partner may be entitled as provided in this Agreement, together with the obligations of such Limited Partner to comply with ail the terms and provisions of this Agreement.

     "Net Cash Receipts" means all cash revenues and funds received by the Partnership (other than funds received as capital contributions or the proceeds of any refinancing or sales of Partnership assets), less the sum of the following to the extent made from such cash revenues and funds received by the Partnership (but not to the extent made from any other sources, including without limitation, from Sale or Refinancing Proceeds, or cash reserves maintained pursuant to Section 15.19): (i) all principal and interest payments on mortgage and other indebtedness of the Partnership and all other sums paid to lenders; (ii) all cash expenditures (including expenditures for capital improvements) incurred incident to the normal operation of the Partnership's business, including those expenses of the Corporate General Partner reimbursed by the Partnership pursuant to Section 9.5; and (iii) such additions to cash reserves, maintained pursuant to
Section 15.19, as the Corporate General Partner shall determine.

     "Organizational and Offering Expenses" means those expenses incurred in connection with the formation and qualification of the Partnership, the registration of the Interests under applicable Federal and state law, and in marketing, distributing and issuing the Interests, and any other expenses actually incurred and directly related to the offering and sale of the Interests including such expenses as: (a) fees paid to underwriters' attorneys, (b) registration fees, filing fees and taxes, (c) the costs of qualifying, printing, amending, supplementing, mailing and distributing the registration statement and Prospectus, including telephone and telegraphic costs, (d) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance and marketing of the Interests, including telegraph and telephone costs, (e) salaries and direct expenses of officers and employees of the Corporate General Partner and its Affiliates while directly engaged in organizing the Partnership and in registering, marketing, distributing, processing and establishing records of the Interests and establishing records and paying underwriters' commissions, (f) accounting and legal fees incurred in connection therewith, and (g) an advertising expenses incurred in connection therewith, including the costs related to investor and broker/dealer sales meetings.

     "Partner" means any General Partner or Limited Partner.

     "Partnership" means the limited partnership formed pursuant to this Agreement by the parties hereto, as said limited partnership may from time to time be constituted.

     "Partnership Properties" means the real properties described in the Prospectus, or real properties not so described but which are purchased out of the proceeds of Capital Investments of the Limited Partners or out of the proceeds (other than Sale or Refinancing Proceeds) of a disposition of property by the Partnership and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith and, in the case of any Property owned by another partnership or pint venture in which the Partnership shall be a partner, the term "Properties" shall include any real property which is so owned. "Property" shall mean any of the Partnership Properties.

     "Person" means any individual, partnership, corporation, trust or other entity.

     "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of Limited Partnership Interests under the Securities Act of 1933, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented pursuant to Rule 424 under said Act.

     "Sale or Refinancing Proceeds" means the net cash proceeds of refinancing or of sale or other disposition of Partnership Property received by the Partnership, after deducting any expenses incurred in connection therewith and after application of any of such proceeds, at the sole discretion of the Corporate General Partner, toward the payment of any indebtedness of the Partnership, the purchase of land underlying any Partnership Property, the purchase or financing of any improvements or expansion of any Partnership Property, the purchase of any interest in a joint venture partnership which owns a particular Partnership Property, which interest is owned by a joint venture partner, and the payment of any other expenses or the establishment of any reserves deemed reasonably necessary by the Corporate General Partner, provided however, that if the Partnership acquires properties for which no permanent financing has been obtained and the Partnership obtains such financing for such properties (including the sale of a partial equity interest in the property as a means of financing) in the future, the proceeds of such financing shall not be deemed Sale or Refinancing Proceeds in the event that the General Partners determine to reinvest such proceeds in additional real property investments; further provided, however, that proceeds of any sale or refinancing as set forth above may not be utilized as set forth above, except to pay any indebtedness of the Partnership or the creation of reserves deemed reasonably necessary, unless the distribution of the proceeds of such sale or refinancing to the Limited Partners pursuant to
Section 9.3 would be at least equal to the Federal income tax payable by the Limited Partners by reason of their investment in the Partnership for the year in which such sale or refinancing occurs (assuming taxation of such Limited Partners' ordinary income at a 35% rate). "Sale or Refinancing Proceeds" shall also include the net interest received (except that such net interest shall be treated as "Net Cash Receipts" to the extent necessary to cause the Limited Partners' cumulative distribution of "Net Cash Receipts" with respect to all fiscal quarters through the end of the year of such receipt to equal 6% of their Current Capital Accounts for such years commencing with the third calendar quarter of 1985), principal or other cash proceeds received by the Partnership pursuant to purchase money obligations arising from any sale or disposition of Partnership Property. The disposition of a Partnership Property to JMB Realty Corporation or any other Affiliate of the Corporate General Partner by transfer back to JMB or such Affiliate or by transfer back to the seller or an affiliate thereof, whether in the form of a rescission, exchange, resale or otherwise, shall not be deemed to be a sale and to result in Sale or Refinancing Proceeds hereunder, and any refinancing of a Partnership Property as contemplated in the Prospectus or as otherwise contemplated at the time of acquisition of such Partnership Property, shall not be deemed a refinancing, and any proceeds therefrom shall not be deemed Sale or Refinancing Proceeds, but any proceeds thereby recovered by the Partnership shall be subject to investment by the General Partners as original capital of the Partnership.

     "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 16.2.


                              ARTICLE IV

                                PURPOSE

     The business of the Partnership is to invest in, acquire, hold, maintain, operate, improve, develop, lease and otherwise use real properties and interests therein for profit (and in connection therewith the Partnership shall have the power to dispose of, in any manner, any such real properties or interests therein) and to engage in any and all activities related or incidental thereto.


                               ARTICLE V

                    NAMES AND ADDRESSES OF PARTNERS

     The names and addresses of the General Partners and the names, addresses and Capital Investments (which may be expressed as the number of Limited Partnership Interests held) with respect to the Additional Limited Partnership Interests issued to the Initial Limited Partner as provided in
Section 8.3, Limited Partnership Interests otherwise held by the Initial Limited Partner as provided in Section 8.3 and Limited Partnership Interests held by other Limited Partners as provided in Section 16.2, are as set forth in Schedule A attached hereto and incorporated herein by reference.


                              ARTICLE VI

                                 TERM

     The term of the Partnership shall be from the date hereof to December 31, 2034, unless sooner terminated as hereinafter provided.


                              ARTICLE VII

                      PRINCIPAL PLACE OF BUSINESS

     The principal place of business of the Partnership shall be 875 North Michigan Avenue, Chicago, Illinois 60611. The Corporate General Partner may from time to time change the principal place of business and in such event, the Corporate General Partner shall notify the Holders in writing within 20 days of the effective date of such change. The Corporate General Partner may in its discretion establish additional places of business of the Partnership.

                             ARTICLE VIII

                       CAPITAL AND CONTRIBUTIONS

     SECTION 8.1. The capital of the Partnership shall be the amount stated to be such from time to time in Schedule A attached hereto and incorporated herein by reference. No Limited Partner shall have any right to demand or receive the return of his capital contribution to the Partnership. It is the intent of the Partners that no distribution or allocation (or any part of any distribution or allocation) made to any Partner pursuant to this Agreement shall (unless so designated in an amendment to the Partnership's Certificate of Limited Partnership) be deemed a return or withdrawal of capital, even if such distribution or allocation is made with respect to any fiscal period for which the Partnership has Net Cash Receipts but no net income or profits due to depreciation or any other non-cash item accounted for as a loss or deduction from or offset to Partnership income, and that no allocation to any Partner of any loss, whether attributable to depreciation or otherwise, under this Agreement shall create any asset of or obligation to the Partnership, even if such allocation reduces such Partner's Capital Account or creates or increases a deficit in such Partner's Capital Account. It is also the intent of the Partners that, except as provided in Sections 10.2 and 18.4 hereof, no Partner shall be obligated to pay any amount deemed to be a return or withdrawal of capital to or for the account of the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partners or of the Partnership.

     SECTION 8.2.  Except as set forth in Schedule A and in Sections 9.3,
10.2 and 18.4, the General Partners shall not, as General Partners, make any contribution to the capital of the Partnership. In the event that any of the General Partners shall purchase any Limited Partnership Interests, such General Partner shall in all respects be treated as a Limited Partner to the extent of the Limited Partnership Interests purchased by him.

     SECTION 8.3. The Corporate General Partner is hereby authorized to issue Additional Limited Partnership Interests to the Initial Limited Partner from time to time, if, after any such issuance, the number of Limited Partnership Interests does not exceed 500,000 Limited Partnership Interests or such higher maximum amount (not to exceed 750,000 Limited Partnership Interests) as the Corporate General Partner shall determine (in addition to the five Limited Partnership Interests acquired by the Initial Limited Partner). It is hereby understood and agreed that the Initial Limited Partner may transfer such Additional Limited Partnership Interests to other Persons in a public offering pursuant to a registration statement filed with the Securities and Exchange Commission for the registration of such Additional Limited Partnership Interests under the Securities Act of 1933, and the Partnership and the General Partners agree to take such actions as are necessary in order to facilitate such offering; provided that (a) the proceeds of such offering shall be paid to the Partnership as Capital Investments with respect to such Additional Limited Partnership Interests and (b) no transferee of such Additional Limited Partnership Interests shall be or become a Substituted Limited Partner (but shall be an Assignee Holder hereunder) except pursuant to the provisions of Section
16.2. All subscriptions from Assignee Holders for the purchase of Additional Limited Partnership Interests shall be accepted or rejected by the Corporate General Partner within 30 days of receipt. If not rejected within 30 days of receipt by the Partnership, any subscriptions shall be deemed to be accepted. Except as provided in Section 8.7, no sale shall be made of fewer than five Additional Limited Partnership Interests (or such greater minimum number of Additional Limited Partnership Interests as may be required by applicable state or Federal laws) to any Person, and no sale of Additional Limited Partnership Interests shall be consummated unless and until the Partnership has received subscriptions for the purchase of at least 2,500 Additional Limited Partnership Interests. Pending the receipt of subscriptions for not less than 2,500 Additional Limited Partnership Interests, all subscription proceeds shall be kept by the Corporate General Partner separate and apart from all other funds, and shall be deposited and held in trust in one or more interest-bearing or non-interest-bearing accounts, in the discretion of the Corporate General Partner. All funds paid in by investors to whom the Additional Limited Partnership Interests are offered shall continue to be their property and shall be held in trust in an escrow account for their benefit until such time as the Partnership has received subscriptions to purchase 2,500 Additional Limited Partnership Interests; in the event that the Partnership has not received subscriptions to purchase 2,500 Additional Limited Partnership Interests by December 31, 1984, the Corporate General Partner shall terminate the offering and all subscription payments shall be refunded in full to the subscribers together with a pro rata share of any net earnings thereon based on the amount of the subscription proceeds of each subscriber and the number of days such subscription proceeds were held in the escrow account. All persons whose subscriptions for Additional Limited Partnership Interests are accepted by the Partnership on or prior to the date in 1984 as shall have been selected by the Corporate General Partner and announced as the cut-off for the first admission of Limited Partners, shall be recognized as Assignee Holders (through an assignment from the Initial Limited Partner) with respect to such subscriptions for Limited Partnership Interests as of the first day or such other day as the Corporate General Partner may determine of the month in which such Additional Limited Partnership Interests have been assigned to such persons as determined by the Corporate General Partner and as reflected on the books of the Partnership (such date being known as the "First 1984 Admission Date"); all persons whose subscriptions for Additional Limited Partnership interests are accepted by the Partnership in 1984 after the First 1984 Admission Date shall be recognized as Assignee Holders with respect to such subscriptions as of the first day or such other day as the Corporate General Partner may determine of the month in which the Partnership has accepted such subscriptions and such Additional Limited Partnership Interests have been assigned to such persons, as determined by the Corporate General Partner and as reflected on the books of the Partnership (such subsequent dates being known as "1984 Admission Dates" and the last such date being known as the "Final 1984 Admission Date"), and all persons whose subscriptions for Additional Limited Partnership Interests are accepted by the Partnership in 1985 shall be recognized as Assignee Holders as of the first day or such other day as the Corporate General Partner may determine of the month in which the Partnership accepts such subscription and such Additional Limited Partnership Interests have been assigned to such persons, as determined by the Corporate General Partner and as reflected on the books of the Partnership (such dates being known as "1985 Admission Dates" and the last such date being known as the "Final 1985 Admission Date"). The Corporate General Partner may in its sole discretion require that all purchasers of Additional Limited Partnership Interests be admitted as Limited Partners of the Partnership and is authorized to take any and all action as shall be necessary to effect such admission.

     SECTION 8.4. In the event the required minimum in subscriptions is received and the offering is consummated, a subscriber recognized as a Holder in 1984 shall be entitled to receive from the Partnership a distribution equal to the amount of his Capital Investment multiplied by the interest rate or rates per annum determined by the Corporate General Partner, as provided on the Prospectus, for the period from the day after his subscription proceeds are received in the escrow account for each month or portion thereof prior to the earlier of (i) December 1, 1984 or (ii) the Final 1984 Admission Date. A subscriber recognized as an Assignee Holder in 1985 shall be entitled to receive from the Partnership a distribution equal to the amount of his Capital Investment multiplied by the interest rate or rates per annum determined by the Corporate General Partner, as provided in the Prospectus, for the period from the day after his subscription proceeds are received in the escrow account until two weeks prior to the termination of the offering of Additional Limited Partnership Interests to the public under Section 8.3. Payment of such distributions for 1984 and 1985 shall be made on or before December 31, 1984 and 60 days after the Final 1985 Admission Date, respectively, and shall be made without regard to the income of the Partnership as a guaranteed payment, i.e., such distribution will not be charged to the Holder's Capital Account but will be treated as an expense.

     SECTION 8.5. The Partnership shall pay Organizational and Offering Expenses incurred in the creation of the Partnership and the sale of Additional Limited Partnership Interests to the public. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to Affiliates of the Corporate General Partner; provided, however, that with respect to Organizational and Offering Expenses relating to the organization of the Partnership, the Partnership shall not pay salaries to, and the Corporate General Partner or its Affiliates may not be reimbursed for the salaries and related salary expenses incurred by, any Controlling Person (as defined below).

     SECTION 8.6. Except as otherwise provided in Section 8.3, the Corporate General Partner shall have sole and complete discretion in determining the terms and conditions of the public offering and sale of Additional Limited Partnership Interests and the Corporate General Partner is authorized and directed to do all things which it deems to be necessary, convenient, appropriate or advisable in connection therewith, including, but not limited to, the preparation and filing on behalf of the Partnership of a registration statement with the Securities and Exchange Commission and the securities commissions (or similar agencies or offices) of such jurisdictions as the Corporate General Partner shall determine and the execution or performance of agreements with underwriters and others concerning the marketing of Additional Limited Partnership Interests on such basis and upon such terms as the Corporate General Partner shall determine. It is expressly agreed that JMB Securities Corporation, which is an Affiliate of the Corporate General Partner, may participate in such offering as the dealer manager and may receive selling commissions or concessions on the same terms as other dealers in connection therewith.

     SECTION 8.7. Subject to Section 8.3, Additional Limited Partnership Interests (including partial Additional Limited Partnership Interests) may be sold to any Holders of Interests who elect to reinvest any cash distributions in the Partnership and to any limited partners in the prior Carlyle real estate limited partnerships who elect to participate in the program for the reinvestment of their cash distributions from such partnerships in the Partnership; provided, however, that such distributions which are to be reinvested will be placed in an escrow account by the Corporate General Partner for the benefit of such reinvesting Holder of Interests or limited partner in a prior Carlyle real estate limited partnership until a minimum of $250 is available for investment; and provided, further, however, that each such Holder of Interests or limited partner electing to have such distributions from the Partnership or from prior Carlyle real estate limited partnerships reinvested will receive, with each confirmation of distribution, a notice advising such Holder of Interests or such limited partner that he is entitled to change his election with respect to subsequent distributions, by return of a notice to the Partnership by a date to be specified by the Corporate General Partner. All such funds received by the Partnership will be held in escrow as provided in Section 8.3. If, prior to achieving the minimum reinvestment amount of $250, a Holder of Interests or limited partner in a prior Carlyle real estate limited partnership changes his distribution election, the amount held in escrow will be refunded together with interest thereon for the period the funds were held in the escrow account at the rate(s) provided in Section 8.4. In addition. Holders of Interests and limited partners in prior Carlyle real estate limited partnerships who elect to reinvest their distributions from such partnerships in the Partnership may acquire Additional Limited Partnership Interests (or partial Additional Limited Partnership Interests) in the Partnership by additional contributions to the Partnership of $500 or more. A Holder of Interests electing to participate in the program for the reinvestment of his distributions may have his distributions reinvested in a subsequent Carlyle real estate limited partnership only if prior to the time of such reinvestment he has received the final prospectus (and any supplements thereto) offering interests in the current Carlyle real estate limited partnership, and such prospectus provides for a distribution reinvestment program, a registration statement covering the interests in the current Carlyle real estate limited partnership has been declared effective under the Securities Act of 1933, the offering of such interests is qualified for sale under the applicable state securities laws and the participant qualifies under the applicable investor suitability standards as contained in the prospectus for the then effective Carlyle real estate limited partnership. If any of the foregoing conditions are not satisfied at the time of a distribution, such distribution will be paid in cash. Each Holder of Interests electing to participate in the distribution election program hereby agrees that, if, at any time, he fails to meet the applicable Carlyle real estate limited partnership investor suitability requirements or cannot make the other investor representations or warranties set forth in the then current Carlyle real estate limited partnership prospectus, partnership agreement or subscription agreement relating thereto, he will promptly notify JMB Investor Services Corporation in writing. If any attempted election is ineffective for any reason, the prior election of the Holder of Interests will remain in effect until a new distribution election is submitted to the Partnership.

                              ARTICLE IX

                    DISTRIBUTIONS AND COMPENSATIONS

     SECTION 9.1. No portion of Net Cash Receipts shall be used by the Partnership for the acquisition of additional real properties by the Partnership, nor shall cash reserves therefrom be established by the Corporate General Partner for the acquisition of additional real property investments.

     SECTION 9.2. Disbursements of Net Cash Receipts shall be made in such amounts and at such times as the Corporate General Partner may determine but not less frequently than once each calendar quarter
(commencing with the third calendar quarter of 1985). Such disbursements of Net Cash Receipts shall be made as follows:

           (a) 6.25% of the amount being disbursed shall be paid to the Corporate General Partner as a fee for managing the affairs of the Partnership;

           (b) The remainder of the amount being disbursed shall be distributed to the General Partners and the Limited Partners as their distributive shares in the same respective proportions in which they are allocated net profits or losses of the Partnership pursuant to Section 10.1 (i.e., 96% to the Limited Partners and 4% to the General Partners).

     SECTION 9.3. All Sale or Refinancing Proceeds shall be distributed as follows:

           (i) first, 99% to the Limited Partners and 1% to the General Partners to the extent that all previous distributions to the Limited Partners under this Section 9.3(i) do not equal the Capital Investments with respect to Limited Partnership Interests;

           (ii) second, 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received an amount equal to (a) the sum of the amounts by which, for all fiscal years commencing with the third calendar quarter of 1985 and continuing through the fiscal year for which such distribution is made, the amount of Net Cash Receipts distributed to the Limited Partners pursuant to Section 9.2 for such years was less than 6% per annum of the Current Capital Accounts for such years (so that for the purposes of the computation of such deficiency, the amount by which distributions of Net Cash Receipts for any fiscal years were in excess of 6% per annum of the Current Capital Accounts of Limited Partners shall be credited to reduce any deficiency for any other fiscal year) less
(b) the sum of all previous distributions made to the Limited Partners out of Sale or Refinancing Proceeds pursuant to this Section 9.3(ii);

           (iii) third, in the case of sales of Properties by the Partnership or by a partnership, venture or other entity which owns a particular Property, subject to the limitations set forth in Section 15.9, an amount to the General Partners equal to 3% of the gross selling price of the Property being sold plus up to 3% of the aggregate selling prices of Properties previously sold to the extent the General Partners have not previously received such 3% of the selling prices of such Properties by reason of clauses (i) and (ii) of this Section 9.3 (the selling price or prices of all such Properties to include the amount of any indebtedness to which such Property or Properties are subject or which is assumed by the buyer); and

           (iv)  fourth, the balance 85% to the Limited Partners and 15%
to the General Partners. The calculations provided under this Section 9.3 shall be made on a cumulative basis so that if it is determined, on any date on which a distribution of Sale or Refinancing Proceeds is to be made, that distributions previously made under clause (ii) hereof plus cumulative distributions of Net Cash Receipts made to the Limited Partners under
Section 9.2 exceed 6% per annum of the Current Capital Accounts for each year or part thereof (beginning with the third calendar quarter of 1985 ("excess distributions")), then the General Partners shall receive distributions from such Sale or Refinancing Proceeds in an amount equal to the sum of (a) the amount of such Sale or Refinancing Proceeds (undiminished by the amount determined under (b) hereof) to which the General Partners are entitled pursuant to clauses (iii) and (iv) hereof, plus

(b) the amount the General Partners would have received pursuant to clauses
(iii) and (iv) hereof if the excess distributions had been distributed to the Partners at the time of the prior Sales or Refinancings.

     In the event that Acquisition Fees paid to anyone exceed 17% of the Gross Proceeds of the Offering contemplated by Section 8.3, the amount distributable to the General Partners pursuant to Section 9.3(i) and (ii) shall be reduced by the amount of any such excess.

     If, upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the sum of the Capital Investments with respect to Limited Partnership Interests plus the maximum amount distributable to the Limited Partners under Section 9.3(ii) exceeds the distributions of Sale or Refinancing Proceeds to the Limited Partners pursuant to Sections 9.3(i) and (ii) (said excess is hereinafter referred to as the "Excess Amount"), the General Partners shall make capital contributions to the Partnership (which contributions shall be credited to their Capital Accounts) in an amount equal to the lesser of the Excess Amount or the amounts of Sale or Refinancing Proceeds received by the General Partners pursuant to Sections 9.3(i) and (ii). Such capital contributions are to be made 50% by the Corporate General Partner and 50% by the Associate General Partner and shall be distributed to the Limited Partners.

     SECTION 9.4. If the Capital Accounts with respect to all Limited Partnership Interests are equal at the time of any distribution of Net Cash Receipts or Sale or Refinancing Proceeds to the Limited Partners, such distribution shall be made with respect to each Interest outstanding at the time of such distribution in the proportion which such Interest bears to the total number of Limited Partnership Interests then outstanding. If the Capital Accounts with respect to all Limited Partnership Interests are not equal at the time of any such distribution of Net Cash Receipts or Sale or Refinancing Proceeds to the Limited Partners, any such distribution of Net Cash Receipts or Sale or Refinancing Proceeds distributable to the Limited Partners shall be made first with respect to any Limited Partnership Interests with a Capital Account immediately prior to such distribution showing a balance which is greater in amount (or lesser in deficit) than the Capital Account for any other Limited Partnership Interests, such distribution to be made with respect to and among the Holders of such Limited Partnership Interests showing such a greater balance in their Capital Accounts in a manner so as to equalize to the extent possible the Capital Accounts for all Limited Partnership Interests following such distribution; provided that in the event the Corporate General Partner reasonably anticipates that the Capital Accounts with respect to all Limited Partnership Interests will, apart from such distribution, be equal by the end of the following fiscal year, such distribution shall be made in accordance with the preceding sentence in the same manner as if such Capital Accounts were equal at the time of such distribution.

     SECTION 9.5. All of the Partnership's expenses shall be billed directly to and paid by the Partnership. Reimbursements (other than for Organizational and Offering Expenses as provided in Section 8.5) to the General Partners or any Affiliates shall not be allowed, except for (i) the actual cost to the General Partners or such Affiliates of goods, materials and services used for or by the Partnership and obtained from entities which are not affiliated with the General Partners; (ii) salaries and related salary expenses for services which could be performed directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing, duplicating and other such services; (iii) Partnership reports and communications to investors; and (iv) administrative services necessary to the prudent operation of the Partnership. No reimbursement under clauses (ii) through (iv) above shall be permitted for services for which the General Partners or Affiliates receive a separate fee or for (x) the salaries and related salary expenses incurred by any Controlling Person and (y) any indirect expenses incurred by them in performing services for the Partnership, such as rent, depreciation charges relating to capital equipment, utilities and other administrative items. "Controlling Person" for purposes of Section 8.5 and this Section 9.5 shall mean any person, regardless of title, who performs executive or senior management functions for the General Partners or Affiliates similar to those of directors, executive management and senior management, or any person who either holds 5% or more equity interest in the General Partners or Affiliates or has the power to direct or cause the direction of the General Partners or Affiliates, whether through the ownership of voting securities, by contract, or otherwise, or, in the absence of a specific role or title, any person having the power to direct or cause the direction of the management level employees and policies of the General Partners or Affiliates. It is not intended that every person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of Controlling Person. In no event shall any amount charged to the Partnership as a reimbursable expense by the General Partners exceed the lesser of (a) the actual cost of such services, or (b) the amount which the Partnership would be required to pay to independent parties for comparable services. In the Partnership's annual report to Limited Partners, there shall be provided an itemized breakdown of reimbursements made to the Corporate General Partner and any Affiliates pursuant to this Section 9.5. The reimbursement for expenses provided in this Section 9.5 shall be made to the General Partners regardless of whether any distributions are made to the Limited Partners under the provisions of Section 9.2.

     SECTION 9.6. Distributions to the General Partners of Net Cash Receipts and Sale or Refinancing Proceeds pursuant to this Article IX shall be allocated between the Corporate and Associate General Partners as follows:

           (a) Net Cash Receipts distributable to the General Partners pursuant to Section 9.2(b) shall be allocated between the Associate General Partner and the Corporate General Partner in the same respective proportions as profits or losses of the Partnership (other than any profits or losses attributable to the sale or other disposition of Partnership Properties) are allocated pursuant to Section 10.7(a); and

           (b) Sale or Refinancing Proceeds distributable to the General Partners pursuant to Section 9.3 shall be allocated between the Corporate General Partner and the Associate General Partner in the same respective proportions as profits or losses from the sale or other disposition if Partnership Properties are allocated pursuant to Section 10.7(b).

     SECTION 9.7. Except with respect to matters as to which the Corporate General Partner is granted discretion hereunder, the opinion of the independent certified public accountants retained by the Partnership from time to time shall be final and binding with respect to all computations and determinations required to be made under this Article IX (including computations and determinations in connection with any distribution pursuant to Article XVIII).


                               ARTICLE X

                  ALLOCATIONS OF PROFITS AND LOSSES

     SECTION 10.1. The profits or losses of the Partnership (other than any profits or losses attributable to the sale or other disposition of Partnership Properties) shall be allocated as follows: 96% of such profits or losses shall be allocated to the Limited Partners and 4% of such profits or losses shall be allocated to the General Partners; except that any such profits or losses for the period prior to the First 1984 Admission Date shall be allocated 99% to the General Partners and 1% to the Initial Limited Partner.

     SECTION 10.2. The profit of the Partnership from any sale or other disposition of Partnership Property (after deducting any expenses relating to such sale or other disposition) shall be allocated as follows: first, there shall be allocated to the General Partners an amount equal to the greater of (i) 1% of such profit or (ii) the amount distributable (in excess of the General Partners' aggregate net positive Capital Account balances) to the General Partners as Sale or Refinancing Proceeds from such sale or other disposition in accordance with Section 9.3; then, all remaining profit shall be allocated to the Limited Partners. Notwith-standing the allocation in the first sentence of this Section 10.2, such allocation, the aggregate deficit balances, if any, in the Capital Accounts of the General Partners would exceed the Potential Unrealized Gain of the Partnership on the date of such allocation (allocated pro rata between the General Partners in proportion to the negative balances in their respective Capital Accounts), then the allocation of profit to the Limited Partners under this Section 10.2 shall be reduced and the allocation of profit to the General Partners under this Section 10.2 shall be increased (to be shared by them in proportion to the deficit balances in their respective Capital Accounts) to the extent necessary to cause the aggregate deficit balances in the Capital Accounts of the General Partners after such allocation to equal the Potential Unrealized Gain.

Notwithstanding the allocation in the first sentence of this Section 10.2, if, at any time profit is realized by the Partnership on the sale or other disposition of a Property, any current or anticipated reduction of the Partnership's indebtedness or distribution (including the Partnership's share of indebtedness of a joint venture partnership in which it holds an interest, or any anticipated distribution of cash to the General Partners within the same or next succeeding fiscal year) would cause the deficit balances in the Capital Accounts of either or both of the General Partners to be greater than its or their share of the Partnership's indebtedness or distribution (including the Partnership's share of indebtedness of a joint venture partnership in which it holds an interest, or any anticipated distribution of cash to the General Partners within the same or next succeeding fiscal year) after such reduction or distribution, then an allocation of gain to each General Partner of profit under this Section
10.2 shall be made to the extent necessary to cause the deficit balance in each General Partner's Capital Account to be no less than such General Partner's share of the Partnership's indebtedness after such reduction. "Potential Unrealized Gain" shall equal the amount of profit which would be realized by the Partnership for Federal income tax purposes (to be shared pro rata in proportion to the respective deficit balances of the General Partners) if all Partnership Properties were sold for their fair market value as determined by the Corporate General Partner (and all installment receivables of the Partnership were collected) on the date of such allocation. Notwithstanding anything to the contrary in this Agreement, upon the ultimate liquidation of the Partnership, if a General Partner has a deficit balance in its Capital Account (after giving effect to the allocations set forth in this Agreement, including without limitation, the allocations set forth in this Section 10.2), such General Partner will make a capital contribution equal to such deficit balance.

     SECTION 10.3. The loss of the Partnership from any sale or other disposition of Partnership Property shall be allocated as follows: 99% of such loss shall be allocated to the Limited Partners and 1% of such loss shall be allocated to the General Partners.

     SECTION 10.4. Any Assignee Holder of an Additional Limited
Partnership Interest who is recognized as such pursuant to Section 16.1 shall be allocated all Profits or Losses, and shall be entitled to all Net Cash Receipts and Sale or Refinancing Proceeds distributable, with respect to such Additional Limited Partnership Interest as hereinafter provided. Except as otherwise set forth in this Section 10.4 and in Section 10.5 below, all profits or losses allocable with respect to Limited Partnership Interests shall be allocated among each of the Holders of Interests as of the end of each calendar year in proportion to the ratio which the number of Interests owned by each of them bears to the total number of Interests owned by all such Holders of Interests as of the end of such calendar year. All profits or losses (other than any profits or losses attributable to the sale or other disposition of Partnership Properties) for a calendar year allocable with respect to any Limited Partnership Interest which may have been transferred during such year shall be allocated between the transferor and the transferee based upon the number of quarterly periods that each was recognized (pursuant to Article XVI) as the Holder of the Limited Partnership Interest, without regard to the results of Partnership operations during particular quarterly periods of such calendar year and without regard to whether cash distributions were made to the transferor or transferee. All profits or losses of the Partnership attributable to the sale or other disposition of Partnership Properties and allocable with respect to the Interests shall be allocated to the recognized Holders of the Limited Partnership Interests (pursuant to Article XVI) as of the last day of the quarterly period in which the Partnership recognized such profits or losses for tax purposes.

     SECTION 10.5. The profits or losses of the Partnership allocable with respect to Limited Partnership Interests for the calendar years 1984 and 1985 shall be allocated on the basis of interim closings of the Partnership's books on a cash basis on each 1984 Admission Date, on December 31, 1984, on each 1985 Admission Date, and on December 31, 1985, and profits or losses for such respective period shall be allocated as follows:

     All profits or losses allocable to the Limited Partners for the period prior to the First 1984 Admission Date shall be allocated to JMB Investor Services Corporation in its capacity as the Initial Limited Partner.

     All profits or losses allocable to the Limited Partners for the period from the First 1984 Admission Date through December 31, 1985 shall be allocated among the Limited Partners as follows:

           (a) Each item of profit or loss for the periods from any 1984 Admission Date through the next succeeding 1984 Admission Date, which 1984 periods terminate on or before the 1984 Admission Date as selected by the Corporate General Partner and announced as the "Cut-Off Admission Date" (herein the "Initial 1984 Periods"), shall be allocated to those Holders who were recognized on or before the date at the beginning of each such Initial 1984 Period (herein such Holders are called the "First 1984 Eligible Holders") as follows:

                 (i) If the Capital Accounts with respect to each Additional Limited Partnership Interest of all First 1984 Eligible Holders are equal, then such profits or losses shall be allocated among the First 1984 Eligible Holders in proportion to the ratio which the number of Additional Limited Partnership Interests owned by each of them bears to the number of such Interests owned by all such Holders.

                 (ii) If the Capital Accounts with respect to each Additional Limited Partnership Interest of all First 1984 Eligible Holders are not then equal, then such profits shall be allocated, first, to each First 1984 Eligible Holder having an Additional Limited Partnership Interest with a Capital Account immediately prior to such allocation showing a balance which is smaller in amount (or a deficit which is greater in amount) than the Capital Account for any other Additional Limited Partnership Interest of a First 1984 Eligible Holder (commencing with First 1984 Eligible Holders whose Capital Account balances are smallest in amount (or greatest in deficit)), until the balance in each such Capital Account after such allocation equals the balance in the Capital Account of the Additional Limited Partnership Interest of a First 1984 Eligible Holder which was next smaller in amount (or greater in deficit) before such allocation; thereafter, such profits shall continue to be allocated to First 1984 Eligible Holders having Additional Limited Partnership Interests with Capital Accounts showing balances which are then smallest in amount (or greatest in deficit), as above, until either (x) the balances of the Capital Accounts with respect to the Interests of all First 1984 Eligible Holders are equal or (y) all such profits have been allocated.

                 (iii)If the Capital Accounts with respect to each Additional Limited Partnership Interest of all First 1984 Eligible Holders are not then equal, then such losses shall be allocated, first, to each First 1984 Eligible Holder having an Additional Limited Interest with a Capital Account immediately prior to such allocation showing a balance which is greater in amount (or lesser in deficit) than the Capital Account for any other Additional Limited Partnership Interest of a First 1984 Eligible Holder (commencing with First 1984 Eligible Holders whose Capital Account balances are greatest in amount (or smallest in deficit)), until the balance in each such Capital Account after such allocation equals the balance in the Capital Account of the Additional Limited Partnership Interest of a First 1984 Eligible Holder which was next greater in amount (or lesser in deficit) before such allocation; thereafter, such losses shall continue to be allocated to the First 1984 Eligible Holders having Additional Limited Partnership Interests with Capital Accounts showing balances which are then greatest in amount (or least in deficit), as above, until either (x) the balances of the Capital Accounts with respect to the Additional Limited Partnership Interests of all First 1984 Eligible Holders are equal or (y) all such losses have been allocated.

     (b) Each item of profit or loss for the periods from any 1984 Admission Date to the next succeeding 1984 Admission Date, which periods terminate after the Cut-Off Admission Date, and for the period from the Final 1984 Admission Date through December 31, 1984 (herein the "Subsequent 1984 Periods"), shall be allocated to those Holders who were recognized on or before the date at the beginning of each such Subsequent 1984 Periods (herein such Holders, including all First 1984 Eligible Holders, are called the "1984 Eligible Holders") as follows:

                 (i) If the balances in the Capital Accounts with respect to each Additional Limited Partnership Interest of all First 1984 Eligible Holders are equal, and the balances in the Capital Accounts with respect to each Interest of all 1984 Eligible Holders who were recognized as Assignee Holders after the Cut-Off Admission Date (henceforth "Second 1984 Eligible Holders") are equal, and the ratio between such Capital Account balances reflects aggregate allocations of profits or losses through the immediately preceding Period such that there have been allocated to First 1984 Eligible Holders profits or losses, taking into account all prior allocations of profits or losses, which are 137-1/2% of such aggregate profits or losses allocated to Second 1984 Eligible Holders (the allocation of profits or losses with respect to each Additional Limited Partnership Interest in such ratio being hereinafter called the "Cut-Off Allocation"), then profits or losses for such Subsequent 1984 Period shall be allocated among the 1984 Eligible Holders in accordance with the Cut-Off Allocation.

                 (ii) If the Capital Accounts with respect to each Additional Limited Partnership Interest of all First 1984 Eligible Holders and the Capital Accounts with respect to each Additional Limited Partnership interest of all Second 1984 Eligible Holders are not in a ratio such that aggregate profits and losses have been allocated in accordance with the Cut-Off Allocation, then profits shall be allocated, first, if there are First 1984 Eligible Holders whose Capital Account balances are not equal, to each First 1984 Eligible Holder (exclusive of First 1984 Eligible Holders admitted at the First 1984 Admission Date) holding an Interest with a Capital Account immediately prior to such allocation showing a balance which is smaller in amount (or a deficit which is greater in amount) than the Capital Account for any other Additional Limited Partnership Interest of a First 1984 Eligible Holder (exclusive of First 1984 Eligible Holders admitted at the First 1984 Admission Date) (commencing with the First 1984 Eligible Holders whose Capital Account balances are smallest in amount (or greatest in deficit)), until the balance in each such Capital Account after such allocation equals the balance in the Capital Account of the Additional Limited Partnership Interest of a First 1984 Eligible Holder (exclusive of First 1984 Eligible Holders admitted at the First 1984 Admission Date) which was next smaller in amount (or greater in deficit) before such allocation; and thereafter, such profits shall continue to be allocated to First 1984 Eligible Holders (exclusive of First 1984 Eligible Holders admitted at the First 1984 Admission Date) having Additional Limited Partnership Interests with Capital Accounts showing balances which are then smallest in amount (or greatest in deficit), as above, until either (x) the balances of the Capital Accounts with respect to such Additional Limited Partnership Interests of all First 1984 Eligible Holders (exclusive of First 1984 Eligible Holders admitted at the First 1984 Admission Date) are equal or
(y) all such profits have been allocated; second, such profits shall be allocated to First 1984 Eligible Holders (exclusive of First 1984 Eligible Holders admitted at the First 1984 Admission Date) and to those Second 1984 Eligible Holders having an Additional Limited Partnership Interest with a Capital Account immediately prior to such allocation showing a balance which is smaller in amount (or a deficit which is greater in amount) than the Capital Account for any other Additional Limited Partnership Interest of a Second 1984 Eligible Holder (commencing with the Second 1984 Eligible Holders whose Capital Account balances are smallest in amount (or greatest in deficit)), until the balances in each such Capital Account after such allocation are in the ratio which reflects aggregate allocations of profits and losses for such Additional Limited Partnership Interests in the ratio of the Cut-Off Allocation, and thereafter, such profits shall continue to be allocated to all First 1984 Eligible Holders (exclusive of First 1984 Eligible Holders admitted at the First 1984 Admission Date) and to those Second 1984 Eligible Holders having Additional Limited Partnership Interests with Capital Accounts showing balances which are then smallest in amount (or greatest in deficit), as above, until either (x) the balances of the Capital Accounts with respect to such Interests of all 1984 Eligible Holders (exclusive of First 1984 Eligible Holders admitted at the First 1984 Admission Date) and Second 1984 Eligible Holders are in the ratio which reflects aggregate allocations of profits and losses for such Additional Limited Partnership Interests in the ratio of the Cut-Off Allocation or (y) all such profits have been allocated; and third, profits for such Subsequent 1984 Period shall be allocated among the 1984 Eligible Holders in accordance with the Cut-Off Allocation.

                 (iii)If the Capital Accounts with respect to each Additional Limited Partnership Interest of all First 1984 Eligible Holders and the Capital Accounts with respect to each Additional Limited Partnership Interest of all Second 1984 Eligible Holders are not in a ratio such that aggregate profits or losses have been allocated in accordance with the Cut-Off Allocation, then losses shall be allocated first, if there are Second 1984 Eligible Holders whose Capital Account balances are not equal, to each Second 1984 Eligible Holder having an Additional Limited Partnership Interest with a Capital Account immediately prior to such allocation showing a balance which is greater in amount (or lesser in deficit) than the Capital Account for any other Additional Limited Partnership Interest of a Second 1984 Eligible Holder (commencing with the Second 1984 Eligible Holders whose Capital Account balances are greatest in amount (or smallest in deficit)), until the balance in each such Capital Account after such allocation equals the balance in the Capital Account of the Additional Limited Partnership Interest of a Second 1984 Eligible Holder which was next greater in amount (or lesser in deficit) before such allocation and thereafter, losses shall continue to be allocated to Second 1984 Eligible Holders having Additional Limited Partnership Interests with Capital Accounts showing balances which are the then greatest in amount (or least in deficit), as above, until either (x) the balances of the Capital Accounts with respect to such Interests of all Second 1984 Eligible Holders are equal or (y) all such losses have been allocated; second, such losses shall be allocated to all Second 1984 Eligible Holders holding Additional Limited Partnership Interests and to those First 1984 Eligible Holders having Additional Limited Partnership Interests with a Capital Account immediately prior to such allocation showing a balance which is greater in amount (or lesser in deficit) than the Capital Account for any other Additional Limited Partnership Interest of a First 1984 Eligible Holder (commencing with First 1984 Eligible Holders whose Capital Account balances are greatest in amount (or smallest in deficit)), until the balance in each such Capital Account after such allocation is in a ratio which reflects aggregate allocations of profits and losses for such Additional Limited Partnership Interests in the ratio of the Cut-Off Allocation, and thereafter, such losses shall continue to be allocated to all Second 1984 Eligible Holders holding Additional Limited Partnership Interests and to those First 1984 Eligible Holders having Additional Limited Partnership Interests with Capital Accounts showing balances which are then greatest in amount (or least in deficit), as above, until either (x) the balances of the Capital Accounts with respect to such Interests of all 1984 Eligible Holders are in a ratio which reflects aggregate allocations of profits and losses for such Additional Limited Partnership Interests in the ratio of the Cut-Off Allocation or (y) all such losses have been allocated; and third, losses for such Subsequent 1984 Period shall be allocated among the 1984 Eligible Holders in accordance with the Cut-Off Allocation.

     (c) Each item of profit or loss for the periods from January 1, 1985 to the first 1985 Admission Date, from any 1985 Admission Date to the next succeeding 1985 Admission Date and from the last 1985 Admission Date through December 31, 1985 (herein the "1985 Periods"), shall be allocated to those Holders who were recognized as Assignee Holders on or before the date at the beginning of each such 1985 Period (herein such Holders are called the "Eligible Holders") as follows:

           (i) If the Capital Accounts with respect to each Additional Limited Partnership Interest of all Eligible Holders are equal, then such profits or losses shall be allocated among the Eligible Holders in proportion to the ratio which the number of Additional Limited Partnership Interests owned by each of them bears to the number of such Interests owned by all Holders.

           (ii) If the Capital Accounts with respect to each Additional Limited Partnership Interest of all Eligible Holders are not then equal, then such profits shall be allocated first, to each Eligible Holder having an Additional Limited Partnership Interest with a Capital Account immediately prior to such allocation showing a balance which is smaller in amount (or a deficit which is greater in amount) than the Capital Account for any other Additional Limited Partnership Interest of an Eligible Holder (commencing with those Capital Accounts having balances which were smallest in amount (or greatest in deficit)), until the balance in each such Capital Account after such allocation equals the balance in the Capital Account of the Additional Limited Partnership Interest of an Eligible Holder which was next smaller in amount (or greater in deficit) before such allocation; thereafter, such profits shall continue to be allocated to Eligible Holders having Additional Limited Partnership Interests with Capital Accounts showing balances which are then smallest in amount (or greatest in deficit), as above, until either (x) the balances of the Capital Accounts with respect to such Interests of all Eligible Holders are equal or (y) all such profits have been allocated.

           (iii) If the Capital Accounts with respect to each Additional Limited Partnership Interest of all Eligible Holders are not then equal, then such losses shall be allocated first, to each Eligible Holder having an Additional Limited Partnership Interest with a Capital Account immediately prior to such allocation showing a balance which is greater in amount (or lesser in deficit) than the Capital Account for any other Additional Limited Partnership Interest of an Eligible Holder (commencing with those Capital Accounts having balances which were greatest in amount (or smallest in deficit)), until the balance in each such Capital Account after such allocation equals the balance in the Capital Account of the Additional Limited Partnership Interest of an Eligible Holder which was next greater in amount (or lesser in deficit) before such allocation; thereafter, such losses shall continue to be allocated to each successive group of Eligible Holders having Additional Limited Partnership Interests with Capital Accounts showing balances which are the then greater in amount (or least in deficit), as above, until either (x) the balances of the Capital Accounts with respect to such Interests of all Eligible Holders are equal or (y) all such losses have been allocated.

     Further, in the event that the Capital Account balances with respect to the Additional Limited Partnership Interests of all Assignee Holders are not equal after all such profits or losses for calendar year 1985 have been allocated, net profits or losses for any subsequent year shall first be allocated in accordance with clauses (ii) and (iii) of this Section 10.5(c) (with the entire such year being treated as a period) until such Capital Account balances are equal. Thereafter, all such profits or losses allocable to the Assignee Holders shall be allocated in proportion to the ratio which the number of Interests owned by each of them bears to the number of Interests held by all such Holders.

     SECTION 10.6. "Profits" or "losses" as used herein includes, without limitation, each item of Partnership income, gain, loss and deduction as determined for Federal income tax purposes. Any credits of the Partnership as determined for Federal income tax purposes for a calendar year shall be allocated as profits or losses of the Partnership (other than any profits or losses attributable to the sale or other disposition of Partnership properties) in accordance with Section 10.1.

     SECTION 10.7. Profits or losses allocable to the General Partners pursuant to this Article X shall be allocated between the Corporate and Associate General Partners as follows:

     (a)   Profits or losses allocable to the General Partners pursuant to
Section 10.1 shall be allocated 80% to the Associate General Partner and 20% to the Corporate General Partner; and

     (b) Profits or losses allocable to the General Partners pursuant to the first sentence of Section 10.2 and pursuant to Section 10.3 shall be allocated 50% to the Corporate General Partner and 50% to the Associate General Partner.

     Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, the interests of all of the General Partners taken together in each item of Partnership income, gain, loss, deduction or credit will be equal to at least 1% of each of those items at all times during the existence of the Partnership. In determining the interests of the General Partners in those items, any Limited Partnership Interests owned by the General Partners shall not be taken into account.


                              ARTICLE XI

                 BOOKS OF ACCOUNT, RECORDS AND REPORTS

     SECTION 11.1. The Corporate General Partner shall keep proper and complete records and books of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The Partnership books and records of account shall be kept on the cash basis, except as the Corporate General Partner may otherwise determine. The books and records shall at all times be maintained at the principal office of the Partnership and shall be open to the inspection and examination of the Partners or their duly authorized representatives during reasonable business hours. The

Corporate General Partner shall furnish a list of names and addresses of all Limited Partners (including the number of Limited Partnership Interests owned by each of them) to any Limited Partner who requests such a list in writing and who pays the costs of collection, duplication and mailing thereof.

     SECTION 11.2. Within 60 days after the end of each of the first three fiscal quarters of each year, the Corporate General Partner shall send to each person who was a Holder of Interests at any time during the quarter then ended the following (none of which need be audited): (i) a balance sheet, (ii) a profit and loss statement, (iii) a cash flow statement, (iv) a statement of cash distributions for such quarter, (v) a statement describing the amount of all fees and other compensation and distributions paid by the Partnership for such quarter to any General Partner or any Affiliate of any General Partner, (vi) a report of any material acquisition or disposition of real property during such fiscal quarter describing such Property and the terms and conditions of its acquisition or disposition, and (vii) until the capital contributions of the Partnership are fully invested, a special report of property acquisitions during the preceding quarter including a complete description of the Properties purchased, the purchase price and the terms of the purchase including the Partnership's cash investment, the amount and date of the appraisal of any such Property, all fees paid to Affiliates of the General Partners in connection with such acquisitions and the amount of capital contributions which remains unexpended or uncommitted (stated in terms of dollar amount and as a percentage of capital contributions).

     SECTION 11.3. Within 75 days after the end of each fiscal year, the Corporate General Partner shall send to each person who was a Holder of Interests at any time during the fiscal year, then ended such tax information as shall be necessary for the preparation by such Holder of his Federal income tax return and state income and other tax returns with regard to jurisdiction in which the Partnership is formed or qualified. Notwithstanding any adjustment of the allocation of profits or losses provided in this Agreement by any judicial body or governmental agency, the allocations of profits or losses provided in this Agreement shall control for purposes of this Agreement, including without limitation, the determination of the Partners' Capital Accounts (or any amendment hereto pursuant to Section 21.2).

     SECTION 11.4. Within 120 days after the end of each fiscal year, the Corporate General Partner shall send to each person who was a Holder of Interests at any time during the fiscal year then ended (i) a balance sheet as of the end of such fiscal year and statements of income, Partners' equity and changes in financial position for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an unqualified opinion of a firm of independent certified public accountants (or, if qualified, stating the basis for such qualification), (ii) a cash flow statement (which need not be audited), (iii) a report summarizing the fees and other remuneration paid by the Partnership for such fiscal year to any General Partner or any Affiliate of any General Partner, (iv) a report of the activities of the Partnership during such fiscal year and (v) a statement (which need not be audited) showing the Net Cash Receipts and Sale or Refinancing Proceeds distributed to Holders of Interests in respect of such year, which statement shall identify Net Cash Receipts distributed from operations during the year (including payments under management agreements and lease payments under net leases, if any, with sellers), and Net Cash Receipts from operations during the prior year and from uninvested reserves held from the proceeds of the offering of Additional Limited Partnership Interests.

     SECTION 11.5. The Corporate General Partner shall prepare and file with appropriate state authorities all reports required to be filed by state securities or "Blue Sky" authorities.


                              ARTICLE XII

                              FISCAL YEAR

     The fiscal year of the Partnership shall end on the thirty-first day of December in each year.

                             ARTICLE XIII

                           PARTNERSHIP FUNDS

     The funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Corporate General Partner. Such funds shall not be commingled with funds of any other real estate limited partnership or other entity, including, without limitation, an entity managed or advised by the Corporate General Partner or its Affiliates. All withdrawals from any of such bank accounts shall be made by the duly authorized agent or agents of the Corporate General Partner.


                              ARTICLE XIV

                      STATUS OF LIMITED PARTNERS

     SECTION 14.1. The Limited Partners shall not participate in the management or control of the Partnership's business nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partners. The Limited Partners shall have no interest in the stock or assets of the Corporate General Partner, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect) by virtue of acquiring or owning Limited Partnership Interests of the Partnership.

     SECTION 14.2. No Limited Partner shall have any personal liability whatever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond the amount committed by him to the capital of the Partnership as set forth opposite his name in Schedule A. Each Limited Partnership Interest shall be fully paid and non-assessable.

     SECTION 14.3. The death or legal incapacity of a Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership, to receive distributions of Partnership funds and to assign a Limited Partnership Interest pursuant to Article XVI hereof shall, on the happening of such an event, devolve upon his personal representative, or in the event of the death of one whose Limited Partnership Interest is held in joint tenancy, shall pass to the surviving joint tenant, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. The estate of the deceased Limited Partner or such surviving joint tenant, as the case may be, shall be liable for all the obligations of the deceased Limited Partner. However, in no event shall such personal representative or surviving joint tenant become a Substituted Limited Partner, except with the consent of the Corporate General Partner in accordance with Section 16.2 hereof.

     SECTION 14.4. The Partnership and the General Partner will not consent or agree to list Limited Partnership Interests or any interests therein in any form, whether or not held by Limited Partners, for trading on any securities exchange or over-the-counter market.


                              ARTICLE XV

           POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNERS

     SECTION 15.1. The Corporate General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership with the sole exception that all purchases and sales of any Partnership Property which are recommended by the Corporate General Partner must be approved by the individual managing general partners of the Associate General Partner, provided that Partnership Property shall not be purchased at a price (including a pro rata portion of Acquisition Fees which shall be attributable to such Property) in excess of the value thereof as determined by an independent appraisal (which appraisal shall be retained for at least five years). Except as aforesaid, the Associate General Partner shall have no authority to manage or control the business and affairs of the Partnership. Pursuant to the foregoing, it is understood and agreed that the Corporate General

Partner shall have all of the rights and powers of a general partner as provided in the Illinois Uniform Limited Partnership Act and as otherwise provided by law and any action taken by the Corporate General Partner shall constitute the act of and serve to bind the Partnership. It is further understood and agreed that the Chairman, President or any Vice President of the Corporate General Partner (including any partner of the Associate General Partner who is Chairman, President or a Vice President of the Corporate General Partner) may act for and in the name of the Corporate General Partner in the exercise by the Corporate General Partner of any of its rights and powers hereunder. In dealing with the Corporate General Partner (or the Chairman, President or any Vice President thereof) acting on behalf of the Partnership, no person shall be required to inquire into the authority of such Partner or such individual to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of each General Partner (and of the Chairman, President or any Vice President of the Corporate General Partner) as set forth in this Agreement.

     SECTION 15.2. The Corporate General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including, but not limited to, the right, power and authority: to incur all reasonable expenditures; to employ and dismiss from employment any and all employees, agents, independent contractors, real estate managers, brokers, attorneys and accountants; to let or lease all or any portion of any property (except that the Partnership shall not be the owner of a leasehold estate in property in which JMB or its affiliates have an ownership interest) for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; to create, by grant or otherwise, easements and servitudes (whether for charitable purposes or otherwise); to borrow money and as security therefor to mortgage all or any part of any property; to construct, alter, improve, repair, raze, replace or rebuild any Property; to obtain replacements of any mortgage or mortgages related in any way to the Property owned by the Partnership, and to prepay in whole or in part, refinance, recast, modify, consolidate or extend any mortgages affecting any such Property; to do any and all of the foregoing at such price, rental or amount, for cash, securities or other property and upon such terms as the Corporate General Partner deems proper (provided, however, that in connection with the borrowing of money recourse for the repayment of which is limited solely to Partnership Property, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor); to place record title to any Property in its name or in the name of a nominee or a trustee for the purpose of mortgage financing or any other convenience or benefit of the Partnership; and to execute, acknowledge and deliver any and all instruments to effectuate any and all of the foregoing. In the event the Partnership utilizes any all-inclusive note, said note shall provide that the Partnership shall receive credit on its obligation under said note for payments made by the Partnership directly on the underlying encumbrance and that a bank, escrow company or other paying agent shall collect payments (other than amounts not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursements to the holder of the all-inclusive note or, in the alternative, all payments on the all-inclusive note and underlying notes shall be made directly by the Partnership. The General Partners shall not, in connection with the purchase of real properties for the Partnership, incur aggregate mortgage indebtedness in excess of the lesser of (i) 80% of the aggregate independently appraised value of all Properties, or (ii) 90% of the aggregate purchase prices plus other initial cash payments made or required in connection with the purchase of all Properties.

     SECTION 15.3. Subject to the approval of the individual managing general partners of the Associate General Partner when required by the provisions of Section 15.1, the Corporate General Partner shall have the right, power and authority to lease, sell, exchange or refinance, or grant an option for the sale of, all or any portion of any Property of the Partnership at such rental, price or amount, for cash, securities or other property and upon such other terms as the Corporate General Partner in its sole discretion deems proper;

provided, that (subject to Section 17.5) the sale or other disposition of all or substantially all of the Partnership's assets (except for the sale or other disposition of the final property remaining as a result of sales of properties as contemplated by the Prospectus) shall require the approval of Limited Partners holding a majority of the then outstanding Interests. No Affiliate of the General Partners shall receive any commission on the sale of any property by the Partnership.

     SECTION 15.4. The Corporate General Partner shall devote such time to the Partnership business as it, in its sole discretion, shall deem to be necessary to manage and supervise the Partnership business and affairs in an efficient manner; but nothing in this Agreement shall preclude the employment, at the expense of the Partnership, of any agent or third party to manage or provide other services in respect of the Partnership property subject to the control of the Corporate General Partner.

     SECTION 15.5. The General Partners shall not be required to manage the Partnership as their sole and exclusive functions, and they may have other business interests and may engage in other activities in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and the making or management of other investments. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Neither the Associate General Partner nor the Corporate General Partner nor any Affiliate of any General Partner shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and each of them shall have the right to take for its own account (individually or otherwise) or to recommend to others any such particular investment opportunity. In the event that any particular investment opportunity is presented to the General Partners or an Affiliate which might be made by the Partnership and by any Affiliate of the General Partners, a decision as to the suitability of the investment for the Partnership will be based on a review of its investment portfolio, and upon a review of such factors as the cash flow of the investment, the effect of the acquisition on the diversification of the Partnership's investments generally, the size of the investment compared to the capitalization of the Partnership and the amount it has available for investment, the expected income tax effect of such investment, the Partnership's policies relating to leverage, and the length of time that the Partnership has had funds available for investment To the extent that a particular investment opportunity might be determined to be suitable for the Partnership and one or more such Affiliates, priority will generally be given to the entity having had uninvested funds for the longest period of time.

     SECTION 15.6. The Partnership may (i) obtain financing (other than permanent financing) from an Affiliate of the General Partners in connection with the purchase of Properties or purchase improved Properties with improvements under construction for which an Affiliate of the General Partners has provided financing or (ii) invest in joint venture partnerships with other persons (which may include Affiliates), which such joint venture partnerships own and operate a particular Property (in which event the Partnership would have either a right of first refusal to purchase the joint venture partner's interest in the Property or be entitled to receive a preferential amount from the proceeds of sale of the Property); provided however, that in connection with such financing (a) the Affiliate of the General Partners may not receive interest and other financing charges or fees in excess of the lesser of (i) the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the locality of the property and (ii) the rate per annum equal to 2% plus the prime commercial rate of Continental Illinois National Bank and Trust Company of Chicago, and (b) no prepayment charge or penalty may be required by the Affiliate of the General Partners on a loan to the Partnership secured by a junior or all-inclusive encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance; and further provided that (x) the Partnership shall not make any such investment in a joint venture partnership unless the Partnership (together with any Affiliate) acquires a controlling interest in such other joint venture partnership and (y) in the case of joint venture investments with Affiliates, (A) the Partnership and the Affiliate of the General Partners shall have substantially identical investment objectives, (B) the Partnership's investment is on substantially the same terms and conditions as the investment of such Affiliate, (C) the purchase price of the Partnership's investment has been confirmed by independent appraisal as not greater than the fair market value of such investment, (D) the compensation to the General Partners is substantially identical to the compensation received by such Affiliate, (E) such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement and (F) the investments shall not be in public or private limited partnerships or other public real estate investment entities (except as otherwise expressly permitted by this Section with respect to private limited partnerships). In addition, the payment of duplicate property management or other fees in connection with investments in joint venture partnerships is prohibited and the operation and management of such a joint venture partnership shall in all other respects be consistent with the provisions and limitations contained in this Agreement. The Partnership and any joint venture partner shall be required to pay only their respective or their proportionate share of legal fees and other expenses in connection with the acquisition of a Property by a joint venture partnership.

     SECTION 15.7. The Partnership shall not purchase real property from any General Partner or any Affiliate of the General Partners which is selling such property for its own account and not as a broker or agent for persons who are not Affiliates of the General Partners, nor shall the Partnership sell any real property to any General Partner or any Affiliate of the General Partners (except that the Partnership may sell a Property or Properties to the General Partners or Affiliates of the General Partners in the event that insufficient Additional Limited Partnership Interests are sold pursuant to Section 8.3 to make required payments on such Property or Properties, as described in the Prospectus). Notwithstanding the foregoing, the Corporate General Partner may purchase Property in its own name, or that of a nominee and assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating the acquisition of such Property or the borrowing of money or obtaining of financing for the Partnership, or completion of construction of the Property, or any other purpose related to the business of the Partnership, provided that such Property is purchased by the Partnership for a cash investment no greater than the cash investment in such Property by the Corporate General Partner and that no other payment directly or indirectly arising out of such transaction is received by any General Partner or Affiliate thereof apart from compensation otherwise permitted by this Agreement. The Partnership shall not make any loans to any General Partner or any Affiliate of the General Partners. The foregoing provision shall not, however, prohibit (i) transfers incident to the formation of joint ventures with Affiliates of the General Partners permitted by Section 15.6, or (ii) the making of loans or advances by the Partnership to a joint venture partnership which owns and operates a particular Partnership Property as provided for in Section
15.6. The General Partners or their Affiliates may lease office or other space in Partnership Properties; provided, however, that any such lease (a) shall be for rentals and on terms not less favorable to the Partnership than those available to the Partnership from unaffiliated tenants, (b) shall be terminable on 60 days' prior written notice by the Partnership without penalty and (c) shall provide that any rentals from subleases relating thereto which are in excess of the rentals from such lease shall be paid to the Partnership and, provided further, that no more than 15% of the office space of the Partnership Properties shall be leased to JMB or its Affiliates.

     SECTION 15.8. The Corporate General Partner is hereby expressly authorized, in the name of and on behalf of the Partnership, to pay or cause to be paid to JMB Realty Corporation ("JMB") (the parent company of the Corporate General Partner) or its Affiliates (including the Associate General Partner), or to purchase Properties in connection with the purchase of which JMB or its Affiliates shall receive from the sellers thereof, Acquisition Fees in the aggregate amount, for services and advice in connection with the identification, evaluation, investigation, negotiation, selection and purchase of all Partnership Properties, equal to 14-7/8% of the Gross Proceeds of the Offering; provided, however, that, in no event shall the total of all Acquisition Fees paid to anyone in connection with the identification, evaluation, investigation, negotiation, selection and purchase of all Partnership Properties exceed 18% of the Gross Proceeds of the Offering (which 18% limitation contained in this proviso shall be computed on that portion of the Gross Proceeds of the Offering, including a proportionate share of uninvested reserves and a proportionate share of Front-End Fees incurred in connection with the offering applicable to the Property which is the subject of the transaction and to the Properties previously acquired by, or contracted for by, the Partnership); and provided further, however, that in no event shall the total of all Acquisition Fees paid to anyone exceed the compensation customarily charged by others rendering similar services as an on-going public activity in connection with comparable evaluation, investigation, negotiation, selection and purchase of comparable property. In addition, the Partnership will pay to JMB or its affiliates a Loan Guarantee Fee for the guarantee of the Partnership's nonrecourse short-term borrowings or other obligations on which no other person is personally liable. The Loan Guarantee Fee shall be equal to 2% per annum of the outstanding balance of the Partnership's nonrecourse short-term borrowings. The Loan Guarantee Fee constitutes a portion of the Acquisition Fees, as defined in this Agreement, and is subject to the overall limitations on Acquisition Fees described in this Section 15.8 so that the Acquisition Fees payable to JMB or its Affiliates on account of the identification, evaluation, investigation, negotiation, selection and purchase of Partnership Properties plus the Loan Guarantee Fee shall in no event exceed the limitations on Acquisition Fees included in the first and second provisos to the first sentence of this Section 15.8. In addition, the Corporate General Partner shall commit a percentage of Gross Proceeds of the Offering to Investment in Properties which, at a minimum, is equal to the greater of: (i) 80% of the Gross Proceeds of the Offering reduced by ..1625% for each 1% of the aggregate indebtedness secured or to be secured by all liens and mortgages encumbering Partnership Properties; or (ii) 67% of Gross Proceeds of the Offering. For purposes of this calculation, "aggregate indebtedness secured or to be secured by all liens and mortgages encumbering Partnership Properties" is the percentage resulting when such aggregate indebtedness is divided by the aggregate of the purchase price of all Partnership Properties, excluding Front-End Fees. If the aggregate Acquisition Fees payable in connection with the purchase of real properties by the Partnership should exceed either of the above-described amounts, or if Front-End Fees must be reduced for the Partnership to commit the minimum percentage of Gross Proceeds of the Offering to Investment in Properties as set forth above, the General Partners shall cause JMB to reimburse the Partnership for the amount of any such excess Acquisition Fees received by it. Such Acquisition Fees paid to JMB or its Affiliates hereunder shall compensate JMB or its Affiliates for the identification, evaluation, investigation, negotiation and selection of potential investments in properties, including those which are ultimately not acquired by the Partnership.

     SECTION 15.9.  The amount distributable to the General Partners under
Section 9.3(iii) in connection with sale of a Partnership Property shall in no event exceed 50% of the amount customarily charged in connection with sales of properties in arm's-length transactions by non-affiliates of JMB rendering real estate brokerage services as an on-going public activity in the same geographical location and for comparable property; provided, however, that the amount distributable to the General Partners under
Section 9.3(iii) plus the real estate commission paid to anyone in connection with the sale of a Partnership Property shall in no event exceed the lesser of (i) 6% of the gross purchase price of the Property paid to the Partnership by the purchaser, or (ii) the amount customarily charged in connection with sales of properties in arm's-length transactions by non-affiliates of JMB rendering real estate brokerage services as an on-going public activity in the same geographical location and for comparable property. No commission shall be paid to JMB or an Affiliate of JMB in connection with the purchase of a Property purchased with Sale or Refinancing Proceeds (provided, however, that JMB or an Affiliate of JMB may receive such commission in connection with the purchase of a property which is in substitution for a property transferred back to a seller as described in the definition of "Sale or Refinancing Proceeds", provided that no commission was paid and retained in connection with the purchase of the Property so transferred back). Notwithstanding all other provisions of this Section 15.9, no Affiliate of the General Partners shall be given the exclusive right to sell or exclusive employment to sell any property of the Partnership and no amounts shall be distributable to the General Partners under Section 9.3(iii) unless the General Partner or Affiliates of the General Partner perform services in connection with the sale of a property.

     SECTION 15.10. Affiliates of the General Partners may be employed by or retained by the Partnership to provide property management and leasing services for the Partnership (it being understood and agreed that the provision of such services does not constitute a part of the duties or obligations of the General

Partners as general partners of the Partnership); provided, that the Corporate General Partner shall not enter into any agreement for property management with an Affiliate on terms less favorable to the Partnership than those customarily charged for similar services in the relevant geographical area and in no event shall fees to an Affiliate of the General Partners for property management and leasing services exceed the following schedule:

           (i) in the case of residential property, the maximum fee (including all rent-up, leasing, and releasing fees and bonuses, and leasing related services, except for locator services performed by non-affiliated parties) shall be 5% of the gross receipts from the property being managed;

           (ii) in the case of industrial or commercial property, except as set forth in (iii) below, the maximum fee from such property shall be 6% of the gross receipts from the property being managed where the Affiliate of the General Partners performs leasing, re-leasing and leasing related services, and the maximum fee shall be 3% of gross receipts from the property being managed if the Affiliate of the General Partners does not perform leasing, re-leasing and leasing related services with respect to the property;

           (iii) in the case of industrial or commercial properties which are leased for ten or more years on a net (or similar) basis, the maximum fee shall be 1% of the gross receipts from the property being managed, except for a one time initial leasing fee of 3% of the gross receipts on each lease payable over the first five full years of the original term of the lease. In addition, any property management agreements with Affiliates shall be terminable by either party, without penalty, upon 60 days' prior written notice.

     SECTION 15.11. The Corporate General Partner may enter into agreements with Affiliates of the General Partners to provide insurance brokerage services to the Partnership; provided that (i) before any such brokerage services are provided, there shall have been obtained quotes from three independent insurance brokers relating to the proposed coverage, which quotes shall be upon coverage and terms comparable to those proposed to be provided by such Affiliate and such Affiliate shall not provide such insurance brokerage services unless it can obtain such insurance at a cost which is no greater than the lowest of the three unaffiliated insurance broker quotes, (ii) at any time JMB Insurance Agency, Inc. ceases to derive at least 75% of its gross income from insurance commissions with respect to insurance written for persons who are not Affiliates of any of the General Partners, JMB Insurance Agency, Inc. shall not write any further insurance on behalf of the Partnership or any property then owned by it and (iii) any agreement with Affiliates to provide insurance brokerage services to the Partnership shall be terminable by either party, without penalty, upon 60 days' prior written notice.

     SECTION 15.12. The validity of any transaction, agreement or payment involving the Partnership and the General Partners or any Affiliate thereof otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between the Partnership or the General Partners and such Affiliate or the approval of said transaction, agreement or payment by directors of the Corporate General Partner or by partners of the Associate General Partner, all or some of whom are officers or directors of or are otherwise interested in or related to such Affiliate. All transactions, agreements or payments involving the Partnership and the General Partners or any Affiliate thereof shall be on terms no less favorable to the Partnership than those available to the Partnership in similar dealings with unaffiliated third parties, and all agreements and transactions shall, to the extent not earned or performed, be terminable, without penalty, on 60 days' prior written notice by the Partnership.

     SECTION 15.13. The General Partners or any Affiliate thereof shall not directly or indirectly pay or award any finder's fee, commission or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Interests; provided, however, that this provision shall not prohibit the normal selling commission payable to a registered broker-dealer or other properly licensed person (including Affiliates of the General Partners) for selling Interests. The Corporate General Partner shall not receive, in connection with the performance of any services by any

Affiliate thereof, any rebates or give-ups, nor may the Corporate General Partner participate in any reciprocal business arrangements which would have the effect of circumventing restrictions set forth herein upon dealings with its Affiliates. Nothing contained in this Agreement shall be deemed to prohibit the Corporate General Partner or any Affiliate of the General Partners from dealing, or otherwise engaging in business with, persons (other than Affiliates of the General Partners) transacting business with the Partnership or from providing services relating to the purchase, sale, ownership, management, development or operation of real property and receiving compensation therefor, not involving any direct or indirect payment by the Partnership or any rebate or reciprocal arrangement as described in the foregoing sentences, from any person who has provided or may in the future provide any services to, sell property to, or purchase property from, the Partnership.

     SECTION 15.14. The Corporate General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and the Corporate General Partner shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

     SECTION 15.15. Neither the General Partners nor any officer or director of the Corporate General Partner nor any partner of the Associate General Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Holder for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the General Partners by this Agreement or by law unless such action or omission was performed or omitted fraudulently or in bad faith or constituted misconduct or negligence (gross or ordinary).

     SECTION 15.16. The Partnership shall indemnify and hold harmless each General Partner and each partner of the Associate General Partner (herein the "Indemnified Parties") from and against any loss, expense, damage or injury suffered or sustained by him by reason of any acts, omissions or alleged acts or omissions arising out of his activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including, but not limited to, any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim and including any payments made by the Corporate General Partner to any of its officers or directors pursuant to an indemnification agreement no broader than this Section 15.16; provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were in good faith and were not performed or omitted fraudulently or in bad faith or as a result of misconduct or negligence (gross or ordinary) by such Indemnified Party. Such indemnification shall be made only to the extent of assets of the Partnership.

     SECTION 15.17. The Corporate General Partner may, in its sole discretion, make or revoke the election referred to in Section 754 of the Internal Revenue Code of 1954 or any similar provision enacted in lieu thereof. Each of the Partners will, upon request, supply the information necessary to properly give effect to such election.

     SECTION 15.18. The General Partners shall not, on behalf of the Partnership, acquire any property in exchange for Interests in the Partnership.

     SECTION 15.19. The Corporate General Partner shall initially, upon completion of the offering contemplated by the Prospectus, establish reserves for working capital and to pay taxes, insurance, debt service, repairs, replacements or renewals, or other costs and expenses incident to the ownership or operation of the Partnership's properties and for such other purposes as the Corporate General Partner may determine, in an amount equal to not less than 3% of the Gross Proceeds of the Offering and thereafter shall maintain such reserves in such amounts as the Corporate General Partner deems appropriate under the circumstances from time to time.

     SECTION 15.20. The Corporate General Partner, in its capacity as a general partner in any partnership or joint venture which may hold title to any Property, shall not do, or cause any of its subsidiaries acting in such capacity to do, any act which would not be permitted under this Agreement to be done by it as the Corporate General Partner, if title to such Property were held directly by the Partnership and shall, in general, act, and cause any such subsidiary to act, in such capacity in the same manner as if title to such property were held directly by the Partnership.

     SECTION 15.21. The Corporate General Partner may, in its sole discretion, at any time after the Partnership has received subscriptions for the purchase of at least 2,500 Additional Limited Partnership Interests, obtain financing to pay the selling commissions, initially payable to JMB Securities Corporation, in connection with the solicitation of the subscriptions received by the Partnership to the date of such payment.

     SECTION 15.22. The Corporate General Partner may at any time, on behalf of the Partnership, borrow money and otherwise enter into banking transactions in the ordinary course of business with Continental Illinois National Bank and Trust Company of Chicago or acquire properties subject to indebtedness owed to such Bank.


                              ARTICLE XVI

                   TRANSFER OF PARTNERSHIP INTERESTS

     SECTION 16.1. The Partnership shall recognize as an Assignee Holder of Additional Limited Partnership Interests each Person to whom the Initial Limited Partner assigns Additional Limited Partnership Interests which are purchased in the public offering pursuant to Section 8.3 as of such dates from time to time during the offering period as the Corporate General Partner shall determine, provided that (a) the Partnership has received the capital set forth on Schedule A with respect to such Additional Limited Partnership Interests and (b) the Initial Limited Partner has executed an assignment in form and substance satisfactory to the Corporate General Partner, setting forth the names and addresses of the Assignee Holders to whom such Interests are being assigned.

     SECTION 16.2. Subsequent to the public offering pursuant to Section 8.3, a Holder of Interests may assign the whole or any part of his interest in the Partnership (but only in whole Limited Partnership Interests or in whole and partial Limited Partnership Interests if simultaneously assigning the whole of his interest in the Partnership), and such assignment shall confer upon the assignee the right to become a Substituted Limited Partner in the following manner and subject to the following conditions:

           (i) An instrument of assignment executed by both the assignor and the assignee of the Limited Partnership Interests satisfactory in form to the Corporate General Partner shall be delivered to the Corporate General Partner.

           (ii) The instrument of assignment shall be accompanied by a transfer fee not in excess of $100 which shall be paid to the Partnership to cover all reasonable fees and filing costs in connection with such transfer.

           (iii) No assignment shall be effective until the first day of the calendar quarter following the calendar quarter in which the Corporate General Partner actually receives the instrument of assignment which complies with the requirements of subparagraph (i) above.

           (iv) No assignment (other than by gift, bequest, inheritance or operation of law) shall be effective prior to termination of the offering of Additional Limited Partnership interests to the public as contemplated by Section 8.3.

           (v) No assignment shall be effective if such assignment would, in the opinion of counsel for the Corporate General Partner, result in the termination of the Partnership for purposes of the then applicable provisions of the Internal Revenue Code of 1954.

           (vi) No assignment shall be effective if the assignment would, to the knowledge of the Corporate General Partner, violate the provisions of any applicable state securities law.

           (vii) No assignment to a minor or incompetent shall be effective in any respect.

           (viii) The right of an assignee to become a Substituted Limited Partner shall be subject to the written Consent of the Corporate General Partner, which Consent may be granted or denied in the sole and absolute discretion of the Corporate General Partner and prior to the giving of which Consent, such substitution shall not be effective. The written Consent or a notice of denial of Consent shall be given to the assignee not later than the last day of the calendar month following the month the Corporate General Partner actually receives the instrument of assignment which complies with the requirements of subparagraph (i) above.

     There shall be no other restrictions on the assignment of Limited Partnership Interests.

     SECTION 16.3. Upon effectiveness of an assignment of Limited Partnership Interests under Section 16.2, the Corporate General Partner shall, subject to Section 16.2, execute, file and record with the appropriate governmental agencies such documents (including amendments to this Agreement) as are required to accomplish the substitution of the assignee thereof as a Substituted Limited Partner. In no event shall the Consent of any Limited Partner (other than the assignor) be required to effect such substitution. The Partnership shall treat such person entitled to become a Substituted Limited Partner (pursuant to the provisions of Section 16.2 and Section 21.4) as the Substituted Limited Partner with respect to the Limited Partnership Interests assigned from the date such assignment is effective under Section 16.2, notwithstanding the time consumed in preparing and filing the necessary documents with governmental agencies necessary to effectuate the substitution. Assignee Holders (and any assignees with respect to any Limited Partnership Interests of such Assignee Holders) who effect such a transfer and become Substitute Limited Partners will not be permitted subsequently to reassign their Limited Partnership Interests to the Initial Limited Partner and once more become Assignee Holders. Any assignee of an Interest shall, for the purposes of
Section 9.2, 9.3 and 10.4, be recognized as a Holder of Interests as of the first day of the fiscal quarter next succeeding the fiscal quarter in which the Corporate General Partner actually receives the instrument of assignment that complies with the requirements of subparagraph (i) of
Section 16.2.

     SECTION 16.4. With the Consent of all the other General Partners and of such number of the Limited Partners as are then required under the Uniform Limited Partnership Act of the State of Illinois and under the laws of such other jurisdictions in which the Partnership is formed or qualified, to Consent to or ratify the admission of a General Partner, but in no event with the consent of the Holders of less than a majority of the Limited Partnership Interests, any General Partner may at any time designate one or more persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner's Interest as such General Partner and such successors or additional General Partners may agree upon, provided that the Limited Partnership Interests shall not be affected thereby. In the event of the addition or substitution of a General Partner in accordance with the provisions of this Section 16.4, the Corporate General Partner shall execute, file and record with the appropriate governmental agencies such documents (including amendments to this Agreement) as are required to reflect the substitution or admission of such substituted or additional General Partner.

     SECTION 16.5. Any person who acquires Interests or is admitted to the Partnership as a Substituted Limited Partner or as a successor or additional General Partner shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement. Any person who becomes an Assignee Holder of any Interest shall be deemed, by virtue of such acquisition, to have adopted and to have agreed to be bound by all of the provisions of this Agreement, as amended from time to time in accordance with its terms.

                             ARTICLE XVII

                    DISSOLUTION OF THE PARTNERSHIP

     SECTION 17.1. The dissolution, bankruptcy or withdrawal from the Partnership of a General Partner shall dissolve the Partnership unless within 60 days thereafter the remaining General Partner shall elect to continue the Partnership business. In the event of such election, the Partnership shall not be dissolved, but shall continue with the remaining General Partner as a General Partner; and in the event the sole remaining General Partner shall be the Associate General Partner, all rights, power and authority vested by this Agreement in the Corporate General Partner shall be vested in the Associate General Partner. In the event no such election is made, the Partnership shall be dissolved and terminated in accordance with Article XVIII hereof. In the event of the bankruptcy, dissolution or withdrawal of either of the General Partners during the first 10 years of the Partnership or during such time as the Partnership retains its original properties, whichever is shorter, the remaining General Partner will elect to continue the Partnership for such period. In the event of the bankruptcy, dissolution or withdrawal of a General Partner at any time during the life of the Partnership, the remaining General Partner shall promptly give the Limited Partners notice of the occurrence of an event constituting such bankruptcy, dissolution or withdrawal. The sole remaining General Partner shall give the Limited Partners 60 days' prior written notice of its intent to voluntarily withdraw as a General Partner of the Partnership. The Corporate General Partner hereby agrees not to withdraw as a General Partner of the Partnership during the period of 10 years following commencement of the public offering of Additional Limited Partnership Interests in the Partnership unless, prior to such withdrawal, the Limited Partners have exercised their right pursuant to Section 17.5 (and subject to the conditions set forth therein) to elect a new General Partner.

     SECTION 17.2. The happening of any one of the following events shall work an immediate dissolution of the Partnership:

           (i) the bankruptcy, dissolution or withdrawal of the last remaining General Partner;

           (ii) the sale of all the real estate assets (which shall include purchase money security interests) of the Partnership;

           (iii) the agreement in writing by Limited Partners holding a majority of all the then outstanding Limited Partnership Interests to dissolve the Partnership (subject to Section 17.5); or

           (iv) the termination of the term of the Partnership pursuant to Article VI of this Agreement.

     SECTION 17.3. For purposes of this Agreement, the "bankruptcy" of a General Partner shall be deemed to have occurred upon the expiration of 60 days following the happening of any of the following: (i) the filing of an application by such General Partner for, or a consent to, the appointment of a trustee of his assets, (ii) the filing by such General Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they come due, (iii) the making by such General Partner of a general assignment for the benefit of creditors, (iv) the filing by such General Partner of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such General Partner a bankrupt or appointing a trustee of his assets.

     SECTION 17.4. For purposes of this Agreement, the dissolution of a General Partner shall not include a dissolution of Realty Associates-XIV by reason of the death, bankruptcy, adjudication of incompetency or withdrawal (whether voluntary or involuntary) of one or more of the general partners thereof so long as the remaining general partner or partners of Realty Associates-XIV elect to continue the business of such partnership.

     SECTION 17.5. Upon the written consent or affirmative vote of Limited Partners holding a majority of the then outstanding Limited Partnership Interests, any General Partner may be removed; provided, however, that this Section 17.5 shall not become effective prior to the termination of the offering of Additional Limited Partnership Interests pursuant to Section 8.3. Any General Partner so removed shall, for the purpose of this Agreement, be deemed to have "withdrawn" from the Partnership. Unless the General Partner so removed was the last remaining General Partner, a new General Partner may be elected within 60 days following the effective date of such removal by the written consent or affirmative vote of Limited Partners holding a majority of the then outstanding Limited Partnership Interests. If, at any time during the existence of the Partnership, there is only one General Partner, Limited Partners holding a majority of the then outstanding Limited Partnership Interests may elect an additional General Partner. The removal of a General Partner shall in no way derogate from any rights of such General Partner attributable to the period prior to the date of such removal. Notwithstanding the foregoing and any other provisions of this Agreement, the rights of the Limited Partners to remove a General Partner and to elect a new General Partner and the rights of the Limited Partners to dissolve the Partnership under Section 17.2, to amend the Partnership Agreement under Section 21.1 and to approve the sale of all or substantially all of the Partnership's assets under Section 15.3 shall not be exercised in any manner unless and until (i) the Partnership has received an opinion of counsel satisfactory to the holders of a majority of the outstanding Limited Partnership Interests as to the legality of such action, and (ii) either (A) the Partnership has received an opinion of counsel satisfactory to the holders of a majority of the outstanding Limited Partnership Interests that such action may be effected without adversely affecting the status of the Limited Partners as limited partners of the Partnership, or
(B) a state court having original jurisdiction in the premises has entered a judgment which has become final to the foregoing effect as to the laws of the State of Illinois and an opinion of counsel as provided in subsection
(ii)(A) has been obtained as to the laws of such jurisdictions, other than the State of Illinois, in which the Partnership is formed, reformed, reorganized or otherwise qualified. For purposes of this Section 17.5, counsel will be deemed satisfactory to the Limited Partners if proposed by the Corporate General Partner and affirmatively approved within 45 days by Holders of a majority of the outstanding Limited Partnership Interests; provided, that if the holders of 10% or more of the outstanding Limited Partnership Interests propose counsel for this purpose, such proposed counsel, and not counsel proposed by the General Partners, shall be submitted for approval by the Limited Partners and will be deemed approved by the Limited Partners unless objected to in writing by the Holders of a majority of the then outstanding Limited Partnership Interests within 45 days.

     SECTION 17.6. In the event of the removal of any General Partner under Section 17.5, or the bankruptcy, dissolution, or withdrawal of a General Partner under Section 17.1, and the continuation of the Partnership pursuant to the applicable provisions hereof, its interest (including the value of all of its interest in Net Cash Receipts, Sale or Refinancing Proceeds and all net profits or losses for tax purposes) as such General Partner shall be purchased by the Partnership from such General Partner for a purchase price equal to the fair market value of such interest. Such value shall first be determined by agreement between such General Partner and the Partnership (acting only after approval by the Holders of a majority of the then outstanding Limited Partnership Interests). Such General Partner and the Partnership shall initially agree on such fair market value and submit it to the Limited Partners. The Partnership's agreement on the fair market value of the interest of such General Partner in the Partnership shall become effective only after the affirmative vote of the Holders of a majority of the then outstanding Limited Partnership Interests. If the General Partner and the Partnership cannot agree upon the fair market value of such interest within 60 days after the occurrence of the event upon which the interest of such General Partner is to be purchased by the Partnership, the fair market value thereof shall be determined by appraisals by two independent appraisers, one selected by the person who ceases to be a General Partner under Section 17.5 or 17.1 and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the interest of the person who ceases to be a General Partner under Section 17.5 or 17.1, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The Partnership shall pay the person ceasing to be a General Partner for the value of its interest in the Partnership as so determined by delivery of a promissory note payable to such General Partner or its order in a face amount equal to such fair market value (either as agreed or as determined by appraisal) containing acceleration and other similar provisions as would be usual and customary in a commercial promissory note, and bearing simple interest at a rate per annum equal to the lesser of the prime commercial lending rate from time to time announced by Continental Illinois National Bank and Trust Company of Chicago plus two percent (2%) per annum, or ten percent (10%) per annum with all principal and accrued interest subject to mandatory payment from time to time from all Sale or Refinancing Proceeds realized by the Partnership. Payment in full of all principal and interest on the promissory note received by such General Partner pursuant to this Section
17.6 shall constitute complete and full discharge for all amounts owing to such General Partner on account of its interest in the Partnership. For purposes of this Section 17.6, the independent appraiser selected by the Limited Partners shall be selected in the following manner: A list of three qualified MAI (Member of Appraisal Institute) appraisers shall be obtained (by a General Partner not being removed) from the Chicago Chapter of the American Institute of Real Estate Appraisers and one of said three appraisers shall be selected by random number and proposed by such General Partner for selection by the Limited Partners. Such appraiser shall be deemed selected by the Limited Partners unless objected to in writing by the Holders of a majority of the then outstanding Limited Partnership Interests within 45 days after notification thereof is sent by such General Partner.

     SECTION 17.7. In the event that a replacement General Partner is elected by the Limited Partners under Section 17.5, such replacement or successor General Partner (the "Acquiring Partner") shall purchase from the Partnership, within 60 days of the date on which it becomes a General Partner, the interest in the Partnership which the Partnership purchased from the person ceasing to be a General Partner as provided in Section 17.6 above. For such interest, the Acquiring Partner shall pay the amount determined pursuant to Section 17.6 to be the fair market value of such interest. Payment shall be made by a promissory note bearing simple interest at a rate per annum equal to the lesser of the prime rate from time to time announced by Continental Illinois National Bank and Trust Company of Chicago plus two percent (2%) per annum or ten percent (10%) per annum on the unpaid principal amount of the promissory note and shall be secured by assignment by the Acquiring Partner to the Partnership of all its future distributions of Net Cash Receipts or Sale or Refinancing Proceeds from the Partnership to the Acquiring Partner. The principal amount of such promissory note, together with accrued interest, shall be payable only at such times and only in such amounts as are equal to seventy-five percent (75%) of such distributions until such time as the principal amount together with accrued interest is paid in full.


                             ARTICLE XVIII

                   ADDITIONAL PROVISIONS CONCERNING
                    DISSOLUTION OF THE PARTNERSHIP

     SECTION 18.1. In the event of the dissolution of the Partnership for any reason, the Corporate General Partner shall commence to wind up the affairs of the Partnership and to liquidate its investments. The Limited Partners shall continue to share profits and losses during the period of liquidation in the same proportion as before the dissolution. The Corporate General Partner shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions.

     SECTION 18.2. Following the payment of all debts and liabilities of the Partnership and all expenses of liquidation and subject to the right of the Corporate General Partner to set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, the proceeds of the liquidation and any other funds of the Partnership shall be distributed (as Net Cash Receipts or Sale or Financing Proceeds as the case may be) in accordance with
Article IX hereof.

     SECTION 18.3. Within a reasonable time following the completion of the liquidation of the Partnership's Properties, the Corporate General Partner shall supply to each of the Partners a statement audited by the Partnership's independent accountants which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation, each Holder's pro rata portion of distributions pursuant to Section 18.2 and the amount distributed to the General Partners pursuant to Section 18.2.

     SECTION 18.4. Each Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his capital contribution thereto and share of profits or losses thereof and shall have no recourse therefor (upon dissolution or otherwise) against any General Partner or any Limited Partner; provided, however, that upon dissolution and termination of the Partnership, the General Partners will contribute to the Partnership in the proportion set forth below an aggregate amount equal to (and except as provided in Section 10.2 shall not be obligated to contribute more than) the amount which is determined to be the smaller of (i) the deficit balance in their Capital Accounts at such termination or (ii) the excess of 1.01% of the capital contributions made by the Limited Partners over the aggregate capital contributions made by the General Partners as provided in Schedule A, Section 9.3 and otherwise under this Agreement. Such capital contribution under (i) or (ii) above is to be made 80% by the Corporate General Partner and 20% by the Associate General Partner. No Limited Partner shall have any right to demand or receive property, other than cash upon dissolution and termination of the Partnership.

     SECTION 18.5. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the Corporate General Partner shall have the authority to execute and record a Certificate of Cancellation of the Partnership as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.


                              ARTICLE XIX

                           POWER OF ATTORNEY

     SECTION 19.1. The Limited Partners, including each Substituted Limited Partner, by their execution hereof, jointly and severally hereby irrevocably constitute and appoint the Corporate General Partner, with full power of substitution, their true and lawful attorney-in-fact, in their name, place and stead to make, execute, sign, acknowledge, swear to, record and file, on behalf of them and on behalf of the Partnership, the following:

           (i) a Certificate of Limited Partnership, a Certificate of Doing Business Under an Assumed Name, and any other certificates or instruments which may be required to be filed by the Partnership or the Partners under the laws of the State of Illinois and any other jurisdiction whose laws may be applicable;

           (ii) a Certificate of Cancellation of the Partnership and such other instruments or documents as may be deemed necessary or desirable by the Corporate General Partner upon the termination of the Partnership business;

           (iii) any and all amendments of the instruments described in subsections 19.1(i) and 19.1(ii) above, provided such amendments are either required by law to be filed, or are consistent with this Agreement (including, without limitation, any amendments admitting or substituting assignees of Limited Partnership Interests as Limited Partners or admitting or substituting an additional or successor General Partner) or have been authorized by the particular Limited Partner or Partners; and

           (iv) any and all such other instruments as may be deemed necessary or desirable by the Corporate General Partner to carry out fully the provisions of this Agreement in accordance with its terms.

     SECTION 19.2.  The foregoing grant of authority:

           (i) is a Special Power of Attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of the Limited Partner granting the power;

           (ii) may be exercised by the Corporate General Partner on behalf of each Limited Partner by a facsimile signature or by listing all -of the Limited Partners executing any instrument with a single signature as attorney-in-fact for all of them; and

           (iii) shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Limited Partnership Interest.

                              ARTICLE XX

                                NOTICES

     All notices and demands required or permitted under this Agreement shall be in writing and may (except in the event of a mail strike) be sent by mail, postage prepaid, to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the Corporate General Partner in writing of such different address.


                              ARTICLE XXI

              AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT;
                     MEETINGS OF LIMITED PARTNERS

     SECTION 21.1.  Except as otherwise required by law and subject to
Section 17.5, this Agreement may be amended in any respect after the termination of the offering of Additional Limited Partnership Interests pursuant to Section 8.3 upon the affirmative vote of Limited Partners holding a majority of the then outstanding Limited Partnership Interests; provided, however, that without the consent of the Partners to be adversely affected by the amendment, this Agreement may not be amended so as to (i) convert a Limited Partner into a General Partner; (ii) modify the limited liability of a Limited Partner; or (iii) alter the interest of a General or Limited Partner in profits or losses or in cash distributions of the Partnership. If Limited Partners holding 10% or more of the then outstanding Limited Partnership Interests request in writing that the Corporate General Partner submit to a vote of the Limited Partners a particular proposed amendment to this Agreement, the Corporate General Partner shall do so. Any vote of the Limited Partners may be accomplished at a meeting of Limited Partners called for such purpose by the Corporate General Partner upon not less than 10 days' prior notice or, in lieu of a meeting, by the written Consent of the Limited Partners holding the required number of the then outstanding Limited Partnership Interests.

     SECTION 21.2. In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Corporate General Partner without the consent of any of the Limited Partners (i) to add to the representations, duties or obligations of the General Partners or surrender any right or power granted to the General Partners herein, for the benefit of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (iii) to delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or other Federal agency or by a State "Blue Sky" commissioner or similar such official, which addition or deletion is deemed by such Commission, agency or official to be for the benefit or protection of the Limited Partners; provided, however, that no amendment shall be adopted pursuant to this Section 21.2 unless the adoption thereof (1) is for the benefit of or not adverse to the interests of the Limited Partners; (2) is consistent with Article XV hereof; (3) does not alter the interest of a General or Limited Partner in profits or losses or in cash distributions of the Partnership; and (4) does not, in the opinion of counsel for the Partnership, by its terms alter the limited liability of the Limited Partners or the status of the Partnership as a partnership for Federal income tax purposes. In addition to any amendments otherwise authorized herein, the Corporate General Partner, without the consent of any of the Limited Partners, may amend the provisions of Article X hereof relating to the allocations of profits or losses among the Partners if the Partnership is advised at any time by the Partnership's accountants or legal counsel that in their opinion there is no reasonable basis on which such allocations would be respected for Federal income tax purposes, due to promulgation of Treasury Regulations or other developments in the law; provided, however, that the Corporate General Partner is empowered to amend such provisions only to the extent necessary to give such provisions a reasonable basis on which such allocations would be respected after such developments in the law in accordance with the advice of such accountants or legal counsel, so that any such amendment will have the least possible effect on the provisions for allocations set forth in this Agreement. Any such amendment to the allocations made by the Corporate General Partner in reliance upon the advice of the accountants or legal counsel described above shall be deemed to be made in compliance with the fiduciary obligation of the Corporate General Partner to the Partnership and the Limited Partners, and no such amendment to the allocations shall give rise to any claim or cause of action by any Limited Partner.

     SECTION 21.3. In the event this Agreement shall be amended pursuant to this Article XXI, the Corporate General Partner shall amend the Certificate of Limited Partnership to reflect such change if it deems such amendment of the Certificate to be necessary.

     SECTION 21.4. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partners, without the consent of the Limited Partners, to substitute an Assignee Holder or other assignee as a Limited Partner with respect to a Limited Partnership Interest; provided that such amendment to this Agreement shall be signed by the Corporate General Partner, by the Person to be substituted as a Limited Partner, and, by the assigning Limited Partner unless the assigning Limited Partner is the Initial Limited Partner.

     SECTION 21.5. Upon the written request of Limited Partners holding more than 10% of the then outstanding Limited Partnership Interests, the Corporate General Partner shall call a meeting of the Limited Partners for any of the matters for which the Limited Partners may vote as set forth in this Agreement. Notice of such meeting shall be given within 10 days after, and the meeting shall be held within not less than 15 nor more than 60 days after, receipt of such request.


                             ARTICLE XXII

                             MISCELLANEOUS

     SECTION 22.1. The Partners agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership property.

     SECTION 22.2. This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

     SECTION 22.3. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois.

     SECTION 22.4. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

     SECTION 22.5. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

     SECTION 22.6. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

     SECTION 22.7. If any provision of this Agreement or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     SECTION 22.8. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 1st of June, 1984.


                            GENERAL PARTNERS
                            CARLYLE-XIV MANAGERS, INC.



                            By:   /S/  GARY NICKELE
                                  ------------------------------
                                  Its Vice President




                            REALTY ASSOCIATES-XIV



                            By:   /S/  NEIL G. BLUHM
                                  ------------------------------
                                  Managing General Partner




                            LIMITED PARTNER
                            JMB INVESTOR SERVICES CORPORATION



                            By:   /S/  GARY NICKELE
                                  ------------------------------
                                  Its Vice President